Exhibit 4.2

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              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                   (Depositor)




                                       and




                             COLUMN FINANCIAL, INC.
                                    (Seller)



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                        MORTGAGE LOAN PURCHASE AGREEMENT




                            Dated as of June 1, 2004



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

                                TABLE OF CONTENTS

Section 1.     Transactions on or Prior to the Closing Date.....................
Section 2.     Closing Date Actions.............................................
Section 3.     Conveyance of Mortgage Loans.....................................
Section 4.     Depositor's Conditions to Closing................................
Section 5.     Seller's Conditions to Closing...................................
Section 6.     Representations and Warranties of Seller.........................
Section 7.     Obligations of Seller............................................
Section 8.     Crossed Mortgage Loans...........................................
Section 9.     Rating Agency Fees; Costs and Expenses Associated with a
               Defeasance.......................................................
Section 10.    Representations and Warranties of Depositor......................
Section 11.    Survival of Certain Representations, Warranties and Covenants....
Section 12.    Transaction Expenses.............................................
Section 13.    Recording Costs..................................................
Section 14.    Notices..........................................................
Section 15.    Examination of Mortgage Files....................................
Section 16.    Successors.......................................................
Section 17.    Governing Law....................................................
Section 18.    Severability.....................................................
Section 19.    Further Assurances...............................................
Section 20.    Counterparts.....................................................
Section 21.    Treatment as Security Agreement..................................
Section 22.    Recordation of Agreement.........................................

Schedule I     Schedule of Transaction Terms

Schedule II    Mortgage Loan Schedule for Column Loans

Schedule III   Mortgage Loans Constituting Mortgage Groups

Schedule IV    Mortgage Loans with Lost Mortgage Notes

Schedule V     Exceptions with Respect to Seller's Representations and
               Warranties

Exhibit A      Representations and Warranties of Seller Regarding the Mortgage
               Loans

Exhibit B      Form of Lost Mortgage Note Affidavit

                        MORTGAGE LOAN PURCHASE AGREEMENT

            This Mortgage Loan Purchase Agreement (this "Agreement"), dated as of June 1, 2004, is made by and between COLUMN FINANCIAL, INC., a Delaware corporation ("Seller"), and CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation ("Depositor").

                                    RECITALS

            I. Capitalized terms used herein without definition have the meanings ascribed to them in the Schedule of Transaction Terms attached hereto as Schedule I, which is incorporated herein by this reference, or, if not defined therein, in the Pooling and Servicing Agreement.

            II. On the Closing Date, and on the terms set forth herein, Seller has agreed to sell to Depositor and Depositor has agreed to purchase from Seller the mortgage loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as Schedule II (each such mortgage loan, a "Mortgage Loan" and, collectively, the "Mortgage Loans"). Depositor intends to deposit the Mortgage Loans and other assets into a trust fund (the "Trust Fund") created pursuant to the Pooling and Servicing Agreement and to cause the issuance of the Certificates.

                                    AGREEMENT

            NOW, THEREFORE, on the terms and conditions set forth below and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Depositor and Seller agree as follows:

            Section 1. Transactions on or Prior to the Closing Date. On or prior to the Closing Date, Seller shall have delivered the Mortgage Files with respect to each Mortgage Loan to Wells Fargo Bank, N.A., as trustee (the "Trustee"), against receipt by Seller of a trust receipt, pursuant to an arrangement between Seller and the Trustee.

            Section 2. Closing Date Actions. The sale of the Mortgage Loans shall take place on the Closing Date, subject to and simultaneously with the deposit of the Mortgage Loans into the Trust Fund, the issuance of the Certificates and the sale of (a) the Publicly Offered Certificates by Depositor to the Underwriters pursuant to the Underwriting Agreement and (b) the Private Certificates by Depositor to the Initial Purchaser pursuant to the Certificate Purchase Agreement. The closing (the "Closing") shall take place at the offices of Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, New York 10038, or such other location as agreed upon between the parties hereto. On the Closing Date, the following actions shall take place in sequential order on the terms set forth herein:

            (i) Seller shall sell to Depositor, and Depositor shall purchase from Seller, the Mortgage Loans pursuant to this Agreement for the Mortgage Loan Purchase Price (as defined herein). The Mortgage Loan Purchase Price shall be paid by Depositor to Seller by wire transfer in immediately available funds to an account designated by Seller on or prior to the Closing Date (or, by such other method as shall be mutually acceptable to Depositor and Seller). The "Mortgage Loan Purchase Price" paid by Depositor shall be equal to the amount that the Depositor and the Seller have mutually agreed upon (which amount includes, without limitation, accrued interest).

            (ii) Pursuant to the terms of the Pooling and Servicing Agreement, Depositor shall sell all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Holders of the Certificates.

            (iii) Depositor shall sell to the Underwriters, and the Underwriters shall purchase from Depositor, the Publicly Offered Certificates pursuant to the Underwriting Agreement, and Depositor shall sell to the Initial Purchaser, and the Initial Purchaser shall purchase from Depositor, the Private Certificates pursuant to the Certificate Purchase Agreement.

            (iv) The Underwriters will offer the Publicly Offered Certificates for sale to the public pursuant to the Prospectus and the Prospectus Supplement and the Initial Purchaser will privately place certain classes of the Private Certificates pursuant to the Offering Circular.

            Section 3. Conveyance of Mortgage Loans. On the Closing Date, Seller shall sell, convey, assign and transfer, without recourse except as provided herein, to Depositor, free and clear of any liens, claims or other encumbrances, all of Seller's right, title and interest in, to and under: (i) each of the Mortgage Loans identified on the Mortgage Loan Schedule; and (ii) all property of Seller described in Section 21(b) of this Agreement, including, without limitation, (A) all scheduled payments of interest and principal due on or with respect to the Mortgage Loans after the Cut-off Date and (B) all other payments of interest, principal or yield maintenance charges received on or with respect to the Mortgage Loans after the Cut-off Date, other than any such payments of interest or principal or yield maintenance charges that were due on or prior to the Cut-off Date. The Mortgage File for each Mortgage Loan (other than the Beverly Center Loan) shall consist of the following documents:

            (a) each original Note (or with respect to those Mortgage Loans listed in Schedule IV hereto, a "lost note affidavit" substantially in the form of Exhibit B hereto and a true and complete copy of the Note), bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the Mortgage Loan Originator either in blank or to the Seller, and further endorsed by the Seller, on its face or by allonge attached thereto, without recourse, in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C2, without recourse, representation or warranty, express or implied";

            (b) a duplicate original Mortgage or a counterpart thereof or, if such Mortgage has been returned by the related recording office, (A) an original, (B) a certified copy or (C) a copy thereof from the applicable recording office, and originals or counterparts (or originals or copies of certified copies from the applicable recording office) of any intervening assignments thereof from the Mortgage Loan Originator to the Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording indicated thereon;

            (c) an original assignment of Mortgage, in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the Seller (or the Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C2";

            (d) an original, counterpart or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), and the originals, counterparts or copies of any intervening assignments thereof from the Mortgage Loan Originator of the Loan to the Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording thereon;

            (e) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the Seller (or the Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C2";

            (f) an original or true and complete copy of any related Security Agreement (if such item is a document separate from the Mortgage), and the originals or copies of any intervening assignments thereof from the Mortgage Loan Originator to the Seller;

            (g) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage), from the Seller (or the Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C2," which assignment may be included as part of an omnibus assignment covering other documents relating to the Mortgage Loan (provided that such omnibus assignment is effective under applicable law);

            (h) originals or copies of all (A) assumption agreements, (B) modifications, (C) written assurance agreements and (D) substitution agreements, together with any evidence of recording thereon or in the form submitted for recording, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Mortgage Loan has been assumed;

            (i) the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, the original or a copy of a binding written commitment (which may be a pro forma or specimen title insurance policy which has been accepted or approved in writing by the related title insurance company) or interim binder that is marked as binding and countersigned by the title company, insuring the priority of the Mortgage as a first lien on the related Mortgaged Property, relating to such Mortgage Loan;

            (j) the original or a counterpart of any guaranty of the obligations of the Borrower under the Mortgage Loan;

            (k) certified or other copies of all UCC Financing Statements and continuation statements which show the filing or recording thereof or copies thereof in the form submitted for filing or recording sufficient to perfect (and maintain the perfection of) the security interest held by the Mortgage Loan Originator (and each assignee prior to the Trustee) in and to the personalty of the Borrower at the Mortgaged Property that is described in the related Mortgage or a separate security agreement, and original UCC Financing Statement assignments in a form suitable for filing or recording, sufficient to transfer such security interest to the Trustee;

            (l) the original or copy of the power of attorney (with evidence of recording thereon) granted by the Borrower if the Mortgage, Note or other document or instrument referred to above was not signed by the Borrower;

            (m) with respect to any debt of a Borrower permitted under the related Mortgage Loan, an original or copy of a subordination agreement, standstill agreement or other intercreditor, co-lender or similar agreement relating to such other debt, if any, including (as applicable) any Intercreditor Agreement, mezzanine loan documents or preferred equity documents, together with, if the Mortgage Loan is an A Loan, a copy of the Note for each related B Loan;

            (n) with respect to any Cash Collateral Accounts and Lock-Box Accounts, an original or copy of any related cash collateral control agreement or lock-box control agreement, as applicable, and a copy of the UCC Financing Statements, if any, submitted for filing with respect to the Seller's security interest in the Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (together with UCC Financing Statement assignments in a form suitable for filing or recording, sufficient to transfer such security interest to the Trustee on behalf of the Certificateholders);

            (o) an original or copy of any related Loan Agreement (if separate from the related Mortgage), and an original or copy of any related Lock-Box Agreement or Cash Collateral Agreement (if separate from the related Mortgage and Loan Agreement);

            (p) the originals of letters of credit, if any, relating to the Mortgage Loan;

            (q) any related environmental insurance policies and any environmental guaranty or indemnity agreements or copies thereof;

            (r) the original ground lease, if any, and any amendments, modifications or extensions thereto, and any ground lease estoppel, or a copy of any of the foregoing;

            (s) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties; and

            (t) any additional documents required to be added to the Mortgage File pursuant to Section 3.20(i) of the Pooling and Servicing Agreement.

With respect to the Beverly Center Loan, the following documents:

            (a) the original executed Note for such Mortgage Loan, endorsed (either on the face thereof or pursuant to a separate allonge) "Pay to the order of Wells Fargo Bank, N.A., as trustee for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C2, without recourse", or in blank, without recourse and further showing a complete, unbroken chain of assignment and endorsement from the originator (if such originator is other than the Seller); or, alternatively, if the original executed Note has been lost, a lost note affidavit and indemnity with a copy of such Note;

            (b) a copy of the executed Beverly Center Intercreditor Agreement;

            (c) a copy of the Beverly Center Servicing Agreement; and

            (d) a copy of the documents comprising the "Mortgage File" under the Beverly Center Servicing Agreement.

            Notwithstanding the foregoing, in the event that, in connection with any Mortgage Loan (other than with respect to the Beverly Center Loan), the Seller cannot deliver, or cause to be delivered, an original, counterpart or certified copy, as applicable, of any of the documents and/or instruments required to be delivered pursuant to clauses (b), (d), (h), (k) (other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement), (l) and (n) (other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement) above with evidence of recording or filing thereon on the Closing Date, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, the Seller: (i) shall deliver, or cause to be delivered, to the Trustee a duplicate original or true copy of such document certified by the applicable public recording or filing office, the applicable title insurance company or the Seller to be a true and complete duplicate original or copy of the original thereof submitted for recording or filing; and (ii) shall deliver, or cause to be delivered, to the Trustee either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate public recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing), with evidence of recording or filing thereon, within 120 days of the Closing Date, which period may be extended up to two times, in each case for an additional period of 45 days (provided that the Seller, as certified in writing to the Trustee prior to each such 45-day extension, is in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy). Compliance with this paragraph will satisfy the Seller's delivery requirements under this Section 3 with respect to the subject document(s).

            Notwithstanding the foregoing, in the event that, in connection with any Mortgage Loan (other than with respect to the Beverly Center Loan), the Seller cannot deliver, or cause to be delivered, an original, counterpart or certified copy, as applicable, of any of the documents and/or instruments required to be delivered pursuant to clauses (b), (d), (h), (k) (other than assignments of UCC Financing Statements to be recorded or filed other than in accordance with the transfer contemplated by this Agreement), (l) and (n) (other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement) above with evidence of recording or filing thereon, for any other reason, including without limitation, that such non-delivered document has been lost, the delivery requirements of this Agreement shall be deemed to have been satisfied and such non-delivered document shall be deemed to have been included in the related Mortgage File if a photocopy of such non-delivered document (with evidence of recording or filing thereon and certified by the appropriate recording or filing office to be a true and complete copy of the original thereof as filed or recorded) is delivered to the Trustee on or before the Closing Date.

            Notwithstanding the foregoing, in the event that the Seller cannot deliver any UCC Financing Statement assignment with the filing information of the related UCC Financing Statement with respect to any Mortgage Loan, solely because such UCC Financing Statement has not been returned by the public filing office where such UCC Financing Statement has been delivered for filing, the Seller shall so notify the Trustee and shall not be in breach of its obligations with respect to such delivery, provided that the Seller promptly forwards such UCC Financing Statement to the Trustee upon its return, together with the related original UCC Financing Statement assignment in a form appropriate for filing.

            The Seller may, at its sole cost and expense, but is not obligated to, engage a third party contractor to prepare or complete in proper form for filing or recording any and all assignments of Mortgage, assignments of Assignments of Leases and assignments of UCC Financing Statements to the Trustee to be delivered pursuant to clauses (c), (e), (k) and (n) above (collectively, the "Assignments"), to submit the Assignments for filing and recording, as the case may be, in the applicable public filing and recording offices and to deliver those Assignments to the Trustee or its designee as those Assignments (or certified copies thereof) are received from the applicable filing and recording offices with evidence of such filing or recording indicated thereon. In the event the Seller engages a third party contractor as contemplated in the immediately preceding sentence, the rights, duties and obligations of the Seller pursuant to this Agreement remain binding on such Seller; and, if the Seller does not engage a third party as contemplated by the immediately preceding sentence, then the Seller will still be liable for recording and filing fees and expenses of the Assignments as and to the extent contemplated by Section 13 hereof.

            Within ten (10) Business Days after the Closing Date, the Seller shall deliver the Servicer Files with respect to each of the Mortgage Loans (other than with respect to the Beverly Center Loan) to the Master Servicer under the Pooling and Servicing Agreement on behalf of the Trustee in trust for the benefit of the Certificateholders. Each such Servicer File shall contain all documents and records in the Seller's possession relating to such applicable Mortgage Loans (other than with respect to the Beverly Center Loan) (including reserve and escrow agreements, rent rolls, leases, environmental and engineering reports, third-party underwriting reports, appraisals, surveys, legal opinions, estoppels, financial statements, operating statements and any other information provided by the respective Borrower from time to time, but excluding any attorney/client privileged communications and documents prepared by the Seller or any of its Affiliates solely for internal communication (other than the underwriting information contained in the related underwriting memorandum or asset summary report prepared by the Seller in connection with the preparation of Exhibit A-1 to the Prospectus Supplement)) that are not required to be a part of a Mortgage File in accordance with the definition thereof, together with copies of all instruments and documents which are required to be a part of the related Mortgage File in accordance with the definition thereof.

            In addition, with respect to each Mortgage Loan as to which any Additional Collateral is in the form of a letter of credit as of the Closing Date, the Seller shall cause to be prepared, executed and delivered to the issuer of each such letter of credit such notices, assignments and acknowledgements as are required under such letter of credit to assign, without recourse, to, and vest in, the Trustee (whether by actual assignment or by amendment of the letter of credit) the Seller's rights as the beneficiary thereof and drawing party thereunder. The designated beneficiary under each letter of credit referred to in the preceding sentence shall be the Trustee.

            For purposes of this Section 3, and notwithstanding any contrary provision hereof or of the definition of "Mortgage File", if there exists with respect to any group of Crossed Mortgage Loans only one original or certified copy of any document or instrument described in the definition of "Mortgage File" which pertains to all of the Crossed Mortgage Loans in such group of Crossed Mortgage Loans, the inclusion of the original or certified copy of such document or instrument in the Mortgage File for any of such Crossed Mortgage Loans and the inclusion of a copy of such original or certified copy in each of the Mortgage Files for the other Crossed Mortgage Loans in such group of Crossed Mortgage Loans, shall be deemed the inclusion of such original or certified copy, as the case may be, in the Mortgage File for each such Crossed Mortgage Loan.

            The Seller shall, promptly after the Closing Date, but in all events within three (3) Business Days after the Closing Date, cause all funds on deposit in escrow accounts maintained with respect to the Mortgage Loans (other than with respect to the Beverly Center Loan) in the name of the Seller or any other name, to be transferred to the Master Servicer (or a Sub-Servicer at the direction of the Master Servicer) for deposit into Servicing Accounts.

            The Trustee, as assignee or transferee of Depositor, shall be entitled to all scheduled principal payments due after the Cut-off Date, all other payments of principal due and collected after the Cut-off Date, and all payments of interest on the Mortgage Loans, minus that portion of any such payment which is allocable to the period on or prior to the Cut-off Date. All scheduled payments of principal due on or before the Cut-off Date and collected after the Cut-off Date, together with the accompanying interest payments, shall belong to Seller.

            Upon the sale of the Mortgage Loans from Seller to Depositor pursuant hereto, the ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File shall be vested in Depositor and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of Seller as seller of the Mortgage Loans hereunder, exclusive in each case of records and documents that are not required to be delivered hereunder by Seller, shall immediately vest in Depositor. All Monthly Payments, Principal Prepayments and other amounts received by Seller and not otherwise belonging to Seller pursuant to this Agreement shall be sent by Seller within three (3) Business Days after Seller's receipt thereof to the Master Servicer via wire transfer for deposit by the Master Servicer into the Collection Account.

            Upon sale of Certificates representing at least 10% of the fair value of all the Certificates to unaffiliated third parties, Seller shall, under generally accepted accounting principles ("GAAP"), report its transfer of the Mortgage Loans to the Depositor, as provided herein, as a sale of the Mortgage Loans to the Depositor in exchange for the consideration specified in Section 2 hereof. In connection with the foregoing, upon sale of Certificates representing at least 10% of the fair value of all the Certificates to unaffiliated third parties, Seller shall cause all of its financial and accounting records to reflect such transfer as a sale (as opposed to a secured loan). Regardless of its treatment of the transfer of the Mortgage Loans to the Depositor under GAAP, Seller shall at all times following the Closing Date cause all of its records and financial statements and any relevant consolidated financial statements of any direct or indirect parent to clearly reflect that the Mortgage Loans have been transferred to the Depositor and are no longer available to satisfy claims of Seller's creditors.

            After Seller's transfer of the Mortgage Loans to Depositor, as provided herein, Seller shall not take any action inconsistent with Depositor's ownership (or the ownership by any of the Depositor's assignees) of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that Seller is expressly permitted to complete subsequent to the Closing Date, Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by Seller to Depositor.

            Section 4. Depositor's Conditions to Closing. The obligations of Depositor to purchase the Mortgage Loans and pay the Mortgage Loan Purchase Price at the Closing Date under the terms of this Agreement are subject to the satisfaction of each of the following conditions at or before the Closing:

            (a) Each of the obligations of the Seller required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of Seller under this Agreement (subject to the exceptions in the Exception Report) shall be true and correct in all material respects as of the Closing Date; and no event shall have occurred with respect to the Seller or any of the Mortgage Loans and related Mortgage Files which, with notice or the passage of time, would constitute a material default under this Agreement; and Depositor shall have received certificates to the foregoing effect signed by authorized officers of Seller.

            (b) Depositor, or if directed by Depositor, the Trustee or the Depositor's attorneys, shall have received in escrow, all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Depositor and the Seller, duly executed by all signatories other than Depositor, as required pursuant to the respective terms thereof:

            (i) the Mortgage Files, subject to the proviso to the first sentence of Section 1 of this Agreement, which shall have been delivered to and held by the Trustee on behalf of Seller;

            (ii) the Mortgage Loan Schedule;

            (iii) the certificate of the Seller confirming its representations and warranties set forth in Section 6 (subject to the exceptions in the Exception Report) as of the Closing Date;

            (iv) an opinion or opinions of Seller's counsel, dated the Closing Date, covering various corporate matters and such other matters as shall be reasonably required by the Depositor;

            (v) such other certificates of Seller's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as Depositor or its counsel may reasonably request; and

            (vi) all other information, documents, certificates, or letters with respect to the Mortgage Loans or Seller and its Affiliates as are reasonably requested by the Depositor in order for the Depositor to perform any of it obligations or satisfy any of the conditions on its part to be performed or satisfied pursuant to any sale of Mortgage Loans by the Depositor as contemplated herein.

            (c) The Seller shall have performed or complied with all other terms and conditions of this Agreement which it is required to perform or comply with at or before the Closing and shall have the ability to perform or comply with all duties, obligations, provisions and terms which it is required to perform or comply with after the Closing.

            (d) The Seller shall have delivered to the Trustee, on or before the Closing Date, five limited powers of attorney in favor of the Trustee and Special Servicer empowering the Trustee and, in the event of the failure or incapacity of the Trustee, the Special Servicer, to record, at the expense of the Seller, any Mortgage Loan Documents required to be recorded and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files. The Seller shall reasonably cooperate with the Trustee and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties.

            Section 5. Seller's Conditions to Closing. The obligations of Seller under this Agreement shall be subject to the satisfaction, on the Closing Date, of the following conditions:

            (a) Each of the obligations of Depositor required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; and all of the representations and warranties of Depositor under this Agreement shall be true and correct in all material respects as of the Closing Date; and no event shall have occurred with respect to Depositor which, with notice or the passage of time, would constitute a material default under this Agreement, and Seller shall have received certificates to that effect signed by authorized officers of Depositor.

            (b) Seller shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to Seller and Depositor, duly executed by all signatories other than Seller, as required pursuant to the respective terms thereof:

            (A) an officer's certificate of Depositor, dated as of the Closing Date, with the resolutions of Depositor authorizing the transactions set forth therein, together with copies of the charter, by-laws and certificate of good standing dated as of a recent date of Depositor; and

            (B) such other certificates of its officers or others, such opinions of Depositor's counsel and such other documents required to evidence fulfillment of the conditions set forth in this Agreement as Seller or its counsel may reasonably request.

            (c) The Depositor shall have performed or complied with all other terms and conditions of this Agreement which it is required to perform or comply with at or before the Closing and shall have the ability to perform or comply with all duties, obligations, provisions and terms which it is required to perform or comply with after Closing.

            Section 6. Representations and Warranties of Seller. (a) Seller represents and warrants to Depositor as of the date hereof, as follows:

            (i) Seller is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. Seller has conducted and is conducting its business so as to comply in all material respects with all applicable statutes and regulations of regulatory bodies or agencies having jurisdiction over it, except where the failure so to comply would not have a materially adverse effect on the performance by Seller of this Agreement, and there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the knowledge of Seller, threatened, which is reasonably likely to materially and adversely affect the performance by Seller of this Agreement or the consummation of transactions contemplated by this Agreement.

            (ii) Seller has the full power, authority and legal right to hold, transfer and convey the Mortgage Loans owned by it and to execute and deliver this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith) and to perform all transactions of Seller contemplated by this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith). Seller has duly authorized the execution, delivery and performance of this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith), and has duly executed and delivered this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith). This Agreement (and each agreement and document executed and delivered by Seller in connection herewith), assuming due authorization, execution and delivery thereof by each other party thereto, constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, fraudulent transfer, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and by considerations of public policy.

            (iii) Neither the execution, delivery and performance of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by Seller, will (A) conflict with or result in a breach of any of the terms, conditions or provisions of Seller's organizational documents; (B) conflict with, result in a breach of, or constitute a default or result in an acceleration under, any agreement or instrument to which Seller is now a party or by which it (or any of its properties) is bound if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); (C) conflict with or result in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); (D) result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); or (E) result in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon Seller's ability to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith), or materially impair the ability of the Depositor to realize on the Mortgage Loans owned by Seller.

            (iv) Seller is solvent and the sale of Mortgage Loans (1) will not cause Seller to become insolvent and (2) is not intended by Seller to hinder, delay or defraud any of its present or future creditors. After giving effect to its transfer of the Mortgage Loans, as provided herein, the value of Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of Seller's debts and obligations, including contingent and unliquidated debts and obligations of Seller, and Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business. Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature. No proceedings looking toward liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

            (v) No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for
      (A) Seller's execution, delivery and performance of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith), (B) Seller's transfer and assignment of the Mortgage Loans, or
      (C) the consummation by Seller of the transactions contemplated by this Agreement (or any agreement or document executed and delivered by Seller in connection herewith) or, to the extent so required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that Seller may not be duly qualified to transact business as a foreign corporation or licensed in one or more states if such qualification or licensing is not necessary to ensure the enforceability of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

            (vi) In connection with its sale of the Mortgage Loans, Seller is receiving new value. The consideration received by Seller upon the sale of the Mortgage Loans owned by it constitutes at least fair consideration and reasonably equivalent value for the Mortgage Loans.

            (vii) Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant of Seller contained in this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

            (viii) There are no actions, suits proceedings pending or to Seller's knowledge threatened in writing against Seller which are reasonably likely to draw into question the validity of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith) or which, either in any one instance or in the aggregate, are reasonably likely to materially impair the ability of Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

            (ix) Seller's performance of its duties and obligations under this Agreement (and each agreement or document executed and delivered by Seller in connection herewith) is in the ordinary course of business of Seller and Seller's transfer, assignment and conveyance of the Mortgage Loans pursuant to this Agreement are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction. The Mortgage Loans do not constitute all or substantially all of Seller's assets.

            (x) Seller has not dealt with any Person that may be entitled, by reason of any act or omission of Seller, to any commission or compensation in connection with the sale of the Mortgage Loans to the Depositor hereunder except for (A) the reimbursement of expenses as described herein or otherwise in connection with the transactions described in Section 2 hereof and (B) the commissions or compensation owed to the Underwriters or the Initial Purchaser.

            (xi) Seller is not in default or breach of any agreement or instrument to which Seller is now a party or by which it (or any of its properties) is bound which breach or default would materially and adversely affect the ability of Seller to perform its obligations under this Agreement.

            (xii) The representations and warranties contained in Exhibit A hereto, subject to the exceptions in the Exception Report, are true and correct in all material respects as of the date hereof with respect to the Mortgage Loans identified on Schedule II.

            (b) The Seller hereby agrees that it shall be deemed to make, as of the date of substitution, to and for the benefit of the holder of the Mortgage Loan to be replaced, with respect to any replacement mortgage loan (a "Replacement Mortgage Loan") that is substituted for a Mortgage Loan affected by a Material Defect or a Material Breach, pursuant to Section 7 of this Agreement, each of the representations and warranties set forth in Exhibit A hereto (subject to exceptions disclosed at such time) (references therein to "Closing Date" being deemed to be references to the "date of substitution" and references therein to "Cut-off Date" being deemed to be references to the "most recent due date for the subject Replacement Mortgage Loan on or before the date of substitution"). From and after the date of substitution, each Replacement Mortgage Loan, if any, shall be deemed to constitute a "Mortgage Loan" hereunder for all purposes.

            Section 7. Obligations of Seller. Each of the representations and warranties contained in or required to be made by Seller pursuant to Section 6 of this Agreement shall survive the sale of the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Notes and notwithstanding subsequent termination of this Agreement or the Pooling and Servicing Agreement. The representations and warranties contained in or required to be made by Seller pursuant to Section 6 of this Agreement shall not be impaired by any review or examination of the Mortgage Files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of Depositor to review or examine such documents and shall inure to the benefit of the initial transferee of the Mortgage Loans from Depositor including, without limitation, the Trustee for the benefit of the Holders of the Certificates, notwithstanding any restrictive or qualified endorsement on any Note, assignment of Mortgage or reassignment of Assignment of Leases but shall not inure to the benefit of any subsequent transferee thereafter.

            If the Seller receives notice of a breach of any of the representations or warranties contained in Exhibit A hereto and made by the Seller with respect to the Mortgage Loans listed on Schedule II hereto, as of the date hereof in Section 6(a)(xii) or as of the Closing Date pursuant to
Section 4(b)(iii), or with respect to any Replacement Mortgage Loan, as of the date of substitution pursuant to Section 6(b) (in any such case, a "Breach"), or receives notice that (A) any document required to be included in the Mortgage File related to any Mortgage Loan is not in the Trustee's possession within the time period required herein or (B) such document has not been properly executed or is otherwise defective on its face (the circumstances in the foregoing clauses (A) and (B), in each case, a "Defect" (including the "Defects" described below) in the related Mortgage File), and if such Breach or Defect, as the case may be, materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein (any Breach or Defect that materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein, a "Material Breach" and a "Material Defect", respectively), then the Seller shall, upon request of the Depositor, the Trustee, the Master Servicer or the Special Servicer, not later than the earlier of 90 days from the receipt by the Seller of such request (subject to the second succeeding paragraph, the "Initial Resolution Period"): (i) cure such Breach or Defect in all material respects; (ii) repurchase the affected Mortgage Loan at the applicable Purchase Price (as defined in the Pooling and Servicing Agreement); or (iii) substitute, in accordance with the Pooling and Servicing Agreement, one or more Qualified Substitute Mortgage Loans (as defined in the Pooling and Servicing Agreement) for such affected Mortgage Loan (provided that in no event shall any substitution occur later than the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Collection Account any Substitution Shortfall Amount (as defined in the Pooling and Servicing Agreement) in connection therewith; provided, however, that if (i) such Material Breach or Material Defect is capable of being cured but not within the Initial Resolution Period, (ii) such Material Breach or Material Defect does not cause the related Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a) 3) of the Code), (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Defect within the Initial Resolution Period and (iv) the Seller has delivered to the Rating Agencies, the Master Servicer, the Special Servicer and the Trustee an Officer's Certificate that describes the reasons that the cure was not effected within the Initial Resolution Period and the actions that it proposes to take to effect the cure and that states that it anticipates the cure will be effected within the additional 90-day period, then the Seller shall have an additional 90 days to cure such material Defect or material Breach. With respect to any substitution of one or more Qualified Substitute Mortgage Loans for a Mortgage Loan hereunder, (A) no such substitution may be made in any calendar month after the Determination Date for such month; (B) scheduled payments of principal and interest due with respect to the Qualified Substitute Mortgage Loan(s) after the related date of substitution shall be part of the Trust Fund; and (C) scheduled payments of principal and interest due with respect to such Qualified Substitute Mortgage Loan(s) on or prior to the related date of substitution shall not be part of the Trust Fund, and the Seller shall be entitled to receive such payments promptly following receipt by the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement.

            Any of the following will cause a document in the Mortgage File to be deemed to have a "Defect" and to be conclusively presumed to materially and adversely affect the interests of Certificateholders in and the value of a Mortgage Loan: (a) the absence from the Mortgage File of the original signed Note, unless the Mortgage File contains a signed lost note affidavit and indemnity; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a certified copy of the Mortgage as recorded or as sent for recordation, together with a certificate stating that the original signed Mortgage was sent for recordation, or a copy of the Mortgage and the related recording information; (c) the absence from the Mortgage File of the item called for by clause (i) of the definition of Mortgage File in Section 3; (d) the absence from the Mortgage File of any intervening assignments required to create an effective assignment to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation; (e) the absence from the Mortgage File of any required original letter of credit, provided that such Defect may be cured by any substitute letter of credit or cash reserve on behalf of the related Borrower; or (f) the absence from the Mortgage File of the original or a copy of any required ground lease.

            Any Defect or Breach which causes any Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a) 3) of the Code) shall be deemed to materially and adversely affect the interest of Certificateholders therein and the Initial Resolution Period for the affected Mortgage Loan shall be 90 days following the earlier of the discovery of such Defect or Breach by any party to the Pooling and Servicing Agreement (so long as Seller received prompt notice thereof pursuant to this Section 7) or Seller's discovery of such Defect or Breach (which period shall not be subject to extension).

            If the Seller does not, as required by this Section 7, correct or cure a Material Breach or a Material Defect in all material respects within the applicable Initial Resolution Period (as extended pursuant to this Section 7), or if such Breach or Defect is not capable of being so corrected or cured with such period, then the Seller shall purchase or substitute for the affected Mortgage Loan as provided in this Section 7. If (i) any Mortgage Loan is required to be repurchased or substituted for as provided above, (ii) such Mortgage Loan is a Crossed Mortgage Loan that is a part of a Mortgage Group (as defined below) and (iii) the applicable Breach or Defect does not constitute a Breach or Defect, as the case may be, as to any other Crossed Mortgage Loan in such Mortgage Group (without regard to this paragraph), then the applicable Breach or Defect, as the case may be, will be deemed to constitute a Breach or Defect, as the case may be, as to any other Crossed Mortgage Loan in the Mortgage Group for purposes of the above provisions, and the Seller will be required to repurchase or substitute for such other Crossed Mortgage Loan(s) in the related Mortgage Group in accordance with the provisions of this Section 7 unless the Crossed Mortgage Loan Repurchase Criteria would be satisfied if Seller were to repurchase or substitute for only the affected Crossed Mortgage Loans as to which a Material Breach or Material Defect had occurred without regard to this paragraph, and in the case of either such repurchase or substitution, all of the other requirements set forth in the Pooling and Servicing Agreement applicable to a repurchase or substitution, as the case may be, would be so satisfied. In the event that the Crossed Mortgage Loan Repurchase Criteria would be so satisfied, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Mortgage Loan as to which the Material Defect or Material Breach exists or to repurchase or substitute for the aggregated Crossed Mortgage Loans. The determination of the Special Servicer as to whether the Crossed Mortgage Loan Repurchase Criteria have been satisfied shall be conclusive and binding in the absence of manifest error. In the event that one or more of such other Crossed Mortgage Loans satisfy the Crossed Mortgage Loan Repurchase Criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Mortgage Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Mortgage Loans in the related Mortgage Group. The Seller shall be responsible for the cost of (and, if so directed by the Special Servicer, obtaining) any Appraisal required for the Special Servicer to determine if the Crossed Mortgage Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by the Seller (such approval not to be unreasonably withheld). For purposes of this paragraph, a "Mortgage Group" is any group of Mortgage Loans identified as a Mortgage Group on Schedule III to this Agreement.

            Notwithstanding the foregoing, if there is a Material Breach or Material Defect with respect to one or more Mortgaged Properties (but not all of the Mortgaged Properties) with respect to a Mortgage Loan, the Seller will not be obligated to repurchase or substitute for the entire Mortgage Loan if the Mortgaged Loan may, pursuant to the terms of the related Mortgage Loan Documents, be severed to allow for the repurchase of a portion of the Mortgage Loan representing the affected Mortgaged Property and the Mortgage Loan remaining after such severance satisfies the requirements, if any, set forth in the Mortgage Loan Documents and (i) the Seller provides an opinion of counsel to the effect that such partial release would not cause an Adverse REMIC Event (as defined in the Pooling and Servicing Agreement) to occur, (ii) such Seller pays (or causes to be paid) the applicable release price required under the Mortgage Loan Documents and, to the extent not reimbursable out of the release price pursuant to the related Mortgage Loan Documents, any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the Master Servicer, the Special Servicer, the Trustee or the Trust Fund in connection therewith, including any unreimbursed advances and interest thereon made with respect to the Mortgaged Property that is being released, and (iii) such cure by release of such Mortgaged Property is effected within the time periods specified for cure of a Material Breach or Material Defect in this
Section 7.

            The Purchase Price or Substitution Shortfall Amount for any repurchased or substituted Mortgage Loan shall be payable to the Depositor or, subsequent to the assignment of the Mortgage Loans to the Trustee, the Trustee as its assignee, by wire transfer of immediately available funds to the account designated by the Depositor or the Trustee, as the case may be, and the Depositor or the Trustee, as the case may be, upon receipt of such funds (and, in the case of a substitution, the Mortgage File(s) for the related Qualified Substitute Mortgage Loans), shall promptly release the related Mortgage File and Servicer File or cause them to be released, to Seller and shall execute and deliver such instruments of transfer or assignment as shall be necessary to vest in the Seller the legal and beneficial ownership of such Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto) and the related Mortgage Loan Documents.

            It is understood and agreed that the obligations of the Seller set forth in this Section 7 to cure, substitute for or repurchase a Mortgage Loan listed on Schedule II hereto constitute the sole remedies available to the Depositor and its successors and assigns against Seller respecting any Breach or Defect affecting such Mortgage Loan.

            If the Seller has an obligation to repurchase the Beverly Center Companion Loan from the Series 2004-C1 Trust by reason of a "Material Document Defect" or a "Material Breach" (as such terms are defined in the Series 2004-C1 Pooling and Servicing Agreement), then the Seller shall repurchase the Beverly Center Loan at the Purchase Price contemporaneously with any repurchase of the Beverly Center Companion Loan.

            Section 8. Crossed Mortgage Loans. With respect to any Crossed Mortgage Loan conveyed hereunder, to the extent that the Seller repurchases or substitutes for an affected Crossed Mortgage Loan in the manner prescribed above while the Trustee continues to hold any related Crossed Mortgage Loans, the Seller and the Depositor (on behalf of its successors and assigns) agree to modify upon such repurchase or substitution, the related Mortgage Loan Documents in a manner such that such affected Crossed Mortgage Loan repurchased or substituted by the Seller, on the one hand, and any related Crossed Mortgage Loans still held by the Trustee, on the other, would no longer be cross-defaulted or cross-collateralized with one another; provided, that the Seller shall have furnished to the Trustee, at the Seller's expense, an opinion of counsel that such modification shall not cause an Adverse REMIC Event; provided, further, that if such opinion cannot be furnished, the Seller and the Depositor hereby agree that such repurchase or substitution of only the affected Crossed Mortgage Loans, notwithstanding anything to the contrary herein, shall not be permitted (in which case, the Seller will be obligated to purchase all Crossed Mortgage Loans). Any reserve or other cash collateral or letters of credit securing the affected Crossed Mortgage Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan Documents. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof (unless otherwise modified in accordance with the Pooling and Servicing Agreement).

            Section 9. Rating Agency Fees; Costs and Expenses Associated with a Defeasance. The Seller shall pay all Rating Agency fees associated with an assumption of a Mortgage Loan to the extent such fees have not been paid by the related Borrower and such Borrower is not required to pay them under the terms of the related Mortgage Loan Documents in effect on or before the Closing Date, the payment of which fees shall constitute the sole remedy of any breach by a Seller of representation (liv)(F) set forth on Exhibit A hereto. The Seller shall pay all reasonable costs and expenses associated with a defeasance of a Mortgage Loan to the extent such costs and expenses have not been paid by the related Borrower and such Borrower is not required to pay them under the terms of the related Mortgage Loan Documents in effect on or before the Closing Date, the payment of which fees shall constitute the sole remedy of any breach by a Seller of representation (liv)(F) set forth on Exhibit A hereto.

            Section 10. Representations and Warranties of Depositor. Depositor hereby represents and warrants to Seller as of the date hereof, as follows:

            (a) Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as it is conducted, and is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification (except where the failure to qualify would not have a materially adverse effect on the consummation of any transactions contemplated by this Agreement).

            (b) The execution and delivery by Depositor of this Agreement and the performance of Depositor's obligations hereunder are within the corporate power of Depositor and have been duly authorized by Depositor and neither the execution and delivery by Depositor of this Agreement nor the compliance by Depositor with the provisions hereof, nor the consummation by Depositor of the transactions contemplated by this Agreement, will (i) conflict with or result in a breach of, or constitute a default under, the certificate of incorporation or by-laws of Depositor or, after giving effect to the consents or taking of the actions contemplated by clause (ii) of this paragraph (b), any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Depositor or its properties, or any of the provisions of any material indenture or mortgage or any other material contract or other instrument to which Depositor is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, contract or other instrument or (ii) require the consent of, notice to or any filing with any person, entity or governmental body, which has not been obtained or made by Depositor, except where, in any of the instances contemplated by clause (i) above or this clause (ii), the failure to do so will not have a material and adverse effect on the consummation of any transactions contemplated by this Agreement.

            (c) This Agreement has been duly executed and delivered by Depositor and this Agreement constitutes a legal, valid and binding instrument, enforceable against Depositor in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law) and, as to rights of indemnification hereunder, subject to limitations of public policy under applicable securities laws.

            (d) There is no litigation, charge, investigation, action, suit or proceeding by or before any court, regulatory authority or governmental agency or body pending or, to the knowledge of Depositor, threatened against Depositor the outcome of which could be reasonably expected to materially and adversely affect the consummation of any transactions contemplated by this Agreement.

            Section 11. Survival of Certain Representations, Warranties and Covenants. The respective representations and warranties set forth in or made pursuant to this Agreement, and the respective obligations of the parties hereto under Sections 7 and 9 of this Agreement, will remain in full force and effect, regardless of any investigation or statement as to the result thereof made by or on behalf of any party and will survive payment for the various transfers referred to herein and delivery of the Certificates or termination of this Agreement.

            Section 12. Transaction Expenses. Whether or not this Agreement is terminated, both the Depositor and the Seller agree to pay the transaction expenses incurred in connection with the transactions herein contemplated as set forth in the Closing Statement.

            Section 13. Recording Costs. Seller agrees to reimburse the Trustee or its designee all recording and filing fees and expenses incurred by the Trustee or its designee in connection with the recording or filing of the Mortgage Loan Documents listed in Section 3 of this Agreement, including Assignments. In the event Seller elects to engage a third party contractor to prepare, complete, file and record Assignments with respect to Mortgage Loans as provided in Section 3 of this Agreement, Seller shall contract directly with such contractor and shall be responsible for such contractor's compensation and reimbursement of recording and filing fees and other reimbursable expenses pursuant to their agreement.

            Section 14. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by similar mailed writing, if to the Depositor, addressed to the Depositor at 11 Madison Avenue, 5th Floor, New York, New York 10010, Attention: Edmund Taylor, with a copy to Tessa Peters, Esq., Legal & Compliance Department, Telecopy No.:
(212) 325-8282, or such other address as may be designated by the Depositor to the Seller in writing, or, if to the Seller, addressed to the Seller at 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326, Attention: Robert Barnes, Telecopy No.: (404) 239-0419, or such other address as may be designated by the Seller to the Depositor in writing.

            Section 15. Examination of Mortgage Files. Upon reasonable notice, Seller, prior to the Closing Date, will make the Mortgage Files available to Depositor or its agent for examination during normal business hours at Seller's offices or such other location as shall otherwise be agreed upon by Depositor and Seller. The fact that Depositor or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of Depositor or the Trustee (for the benefit of the Certificateholders) to demand cure, repurchase, or other relief as provided herein.

            Section 16. Successors. This Agreement shall inure to the benefit of and shall be binding upon Seller and Depositor and their respective successors, permitted assigns and legal representatives, and nothing expressed in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; it being understood that (a) the indemnities of Seller contained in that certain Mortgage Loan Seller Indemnification Agreement dated May 27, 2004 among Seller, Depositor, Credit Suisse First Boston LLC (on behalf of itself and the other Underwriters) and the Initial Purchaser, subject to all limitations therein contained, shall also be for the benefit of the officers and directors of Depositor, the Underwriters and the Initial Purchaser and any person or persons who control Depositor, the Underwriters and the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act, and
(b) the rights of Depositor pursuant to this Agreement, subject to all limitations herein contained, including those set forth in Section 7 of this Agreement, may be assigned to the Trustee, for benefit of the Certificateholders, as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to such rights of Depositor hereunder, provided that the Trustee shall have no right to further assign such rights to any other Person. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor because of such ownership.

            Section 17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO CHOICE OF LAW PRINCIPLES. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, THE SELLER AND THE DEPOSITOR EACH HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES, TO THE FULLEST POSSIBLE EXTENT, THE DEFENSE OF AN INCONVENIENT FORUM; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

            Section 18. Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

            Section 19. Further Assurances. Depositor and Seller agree to execute and deliver such instruments and take such actions as the other parties may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

            Section 20. Counterparts. This Agreement may be executed in counterparts (and by each of the parties hereto on different counterparts), each of which when so executed and delivered will be an original, and all of which together will be deemed to constitute but one and the same instrument.

            Section 21. Treatment as Security Agreement. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by Seller to Depositor as provided in this Agreement be, and be construed as, a sale of the Mortgage Loans by Seller to Depositor. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by Seller to Depositor to secure a debt or other obligation of Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to be property of Seller or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans:

            (a) this Agreement shall hereby create a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state;

            (b) the conveyance provided for in this Agreement shall hereby grant from Seller to Depositor a security interest in and to all of Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

            (i) all accounts, contract rights (including any guarantees), general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the property described in the Mortgage Loans, including the related Notes, Mortgages and title, hazard and other insurance policies, identified on the Mortgage Loan Schedule or that constitute Replacement Mortgage Loans, and all distributions with respect thereto payable after the Cut-off Date;

            (ii) all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other persons with respect to, all or any part of the collateral described in (i) above (including any accrued discount realized on liquidation of any investment purchased at a discount), in each case, payable after the Cut-off Date; and

            (iii) all cash and non-cash proceeds of the collateral described in clauses (i) and (ii) above payable after the Cut-off Date;

            (c) the possession by Depositor or its assignee of the Notes and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser or a person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-306, 9-313 and 9-314 thereof) as in force in the relevant jurisdiction; and

            (d) notifications to persons holding such property, and acknowledgments, receipts, confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents of, or persons holding for (as applicable), Depositor or its assignee for the purpose of perfecting such security interest under applicable law.

            The Seller at the direction of the Depositor or its assignee, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the proceeds thereof, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. In connection herewith, Depositor and its assignee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction and may execute and file such UCC Financing Statements as may be necessary or appropriate to accomplish the foregoing.

            Section 22. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation following the Closing Date in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by Seller at Seller's expense at the direction of Depositor accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interests of Depositor.

                                      * * *

            IN WITNESS WHEREOF, the parties hereto have caused this Mortgage Loan Purchase Agreement to be duly executed and delivered as of the date first above written.


                                               COLUMN FINANCIAL, INC.,
                                                   as Seller


                                               By: _____________________________
                                                   Name:
                                                   Title:


                                               CREDIT SUISSE FIRST BOSTON
                                                   MORTGAGE SECURITIES CORP.,
                                                   as Depositor


                                               By: _____________________________
                                                   Name:
                                                   Title:

                                                                      SCHEDULE I

                          SCHEDULE OF TRANSACTION TERMS

            This Schedule of Transaction Terms is appended to and incorporated by reference in the Mortgage Loan Purchase Agreement (the "Agreement"), dated as of June 1, 2004, between Column Financial, Inc. (the "Seller") and Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). Capitalized terms used herein without definition have the meanings given them in or by reference in the Agreement or, if not defined in the Agreement, in the Pooling and Servicing Agreement.

            "Affiliate" means with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.

            "Borrower" means the borrower under a Mortgage Loan.

            "Certificate Purchase Agreement" means the Certificate Purchase Agreement, dated May 27, 2004, between Depositor and the Initial Purchaser.

            "Certificates" means the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2004-C2, issued in multiple classes.

            "Closing Date" means June 11, 2004.

            "Closing Statement" means the closing statement dated as of the Closing Date and signed by, among others, the parties to this Agreement.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Crossed Mortgage Loan" means any Mortgage Loan which is cross-defaulted and cross-collateralized with any other Mortgage Loan.

            "Cut-off Date" means, individually and collectively, the applicable Due Dates for the respective Mortgage Loans occurring in June 2004.

            "Environmental Report" means the environmental audit report with respect to each Mortgaged Property delivered to Seller in connection with the related Mortgage, if any.

            "Exception Report" means exceptions with respect to the representations and warranties made by the Seller as to the Mortgage Loans in
Section 6(a)(xii) and under the written certificate described in Section 4(b)(iii) of the Agreement, which exceptions are set forth in Schedule V attached hereto and made a part hereof.

            "Initial Purchaser" means Credit Suisse First Boston LLC.

            "Loan Agreement" means, with respect to any Mortgage Loan, the loan agreement, if any, between the related Mortgage Loan Originator and the related Borrower, pursuant to which such Mortgage Loan was made.

            "Mortgage File" means, collectively, the documents and instruments pertaining to a Mortgage Loan required to be included in the related Mortgage File pursuant to Section 3 (subject to the proviso in Section 1 of the Agreement).

            "Mortgage Loan Documents" means, collectively, the documents and instruments pertaining to a Mortgage Loan to be included in either the related Mortgage File or the related Servicer File.

            "Mortgage Loan Originator" means any institution which originated a Mortgage Loan for a related Borrower.

            "Mortgage Loan Purchase Price" means the amount described in Section 2 of the Agreement.

            "Offering Circular" means the confidential offering circular dated May 27, 2004, describing certain classes of the Private Certificates.

            "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement creating the Trust Fund and the interests therein, dated as of June 1, 2004, among the Master Servicer, the Special Servicer, the Depositor and the Trustee, including, without limitation, the exhibits and schedules annexed thereto.

            "Primary Collateral" means with respect to any Crossed Mortgage Loan, that portion of the Mortgaged Property designated as directly securing such Crossed Mortgage Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such Crossed Mortgage Loan.

            "Private Certificates" means the Certificates that are not Publicly Offered Certificates.

            "Prospectus" means the Prospectus, dated May 14, 2004, that is a part of the Depositor's registration statement on Form S-3 (File No. 333-97955).

            "Prospectus Supplement" means the Prospectus Supplement, dated May 27, 2004, relating to the Publicly Offered Certificates.

            "Publicly Offered Certificates" means the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates.

            "Servicer File" means, collectively, all documents, records and copies pertaining to a Mortgage Loan which are required to be included in the related Servicer File pursuant to Section 3 thereof.

            "Underwriters" means Credit Suisse First Boston LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan Securities Inc. and WaMu Capital Corp.

            "Underwriting Agreement" means the Underwriting Agreement, dated May 27, 2004, between the Depositor and Credit Suisse First Boston LLC, on behalf of itself and the other Underwriters.

                                                                     SCHEDULE II

                             MORTGAGE LOAN SCHEDULE

                                 [see attached]



 #    Crossed   Property Name                                 Address                                             City
---   -------   -------------------------------------------   -------------------------------------------------   ----------------
  1             Beverly Center                                8500 Beverly Boulevard                              Los Angeles
  2             230 Park Avenue South                         230 Park Avenue South                               New York
  3             La Habra Marketplace                          1331-1941 West Imperial Highway                     La Habra
  4             Valley Hills Mall                             1960 Highway 70 Southeast                           Hickory
  5             Airport Plaza                                 Route 110 & Conklin Street                          Farmingdale
  6             Energy Centre                                 1100 Poydras Street                                 New Orleans
  8             30 South Meridian                             30 South Meridian                                   Indianapolis
  9             Center of Bonita Springs                      3300 Bonita Beach Road                              Bonita Springs
10a             The Brittany                                  1874 Brittany Drive                                 Melbourne
10b             The Park                                      2500 Eastway Drive                                  Charlotte
10c             The Bay Club                                  9350 South Padre Island Drive                       Corpus Christi
 11             Maui Coast Hotel                              2259 South Kihei Road                               Kihei
 13             Centre at Golden Ring II                      8640 Pulaski Highway                                Baltimore
 14      A      Tierra West Mobile Home Park                  224 Paseo Del Volcan, Southwest                     Albuquerque
 15      A      Village Park Mobile Home Park                 10200 2nd Street Northwest                          Albuquerque
 16      A      Aztec Village                                 3000 Aztec Road                                     Albuquerque
 17      A      Longview Mobile Home Park                     10200 Central Avenue Southwest                      Albuquerque
 19             Stancliff Park Apartments                     10305 Lands End Drive                               Houston
 20             Northwoods Plaza Shopping Center              7601-7833 North Kings Highway                       Myrtle Beach
 22             Park 270 II                                   1801 Park 270 Drive                                 Maryland Heights
 23      B      Shadow Oaks Apartments                        13901 North Florida Avenue                          Tampa
 24      B      Ralston Place Apartments                      2803 West Sligh Avenue                              Tampa
 25             Mallard Creek Apartments                      23423 US Highway 59                                 Houston
 27             Corner Lakes Plaza                            16825-16889 East Colonial Drive                     Orlando
 28             Arbors of Central Park Apartments             2701 Parkview lane                                  Bedford
30a             Maxwell Portfolio - Guilford Station          5529-5567 West Market Street                        Greensboro
30b             Maxwell Portfolio - Shops on the Curve        1622 Stanley Road                                   Greensboro
30c             Maxwell Portfolio - Shops at Kirkwood         2501 Lawndale Drive                                 Greensboro
30d             Maxwell Portfolio - Stanley Road Shops        1621 Stanley Road                                   Greensboro
 31             TownePlace Suites                             5424 Citrus Boulevard                               Harahan
 33             Hunt Club Apartments                          1001 Fuller Wiser Road                              Euless
 36             Squire Hill II Apartments                     1000 Old Brook Road                                 Charlottesville
 40             Comfort Suites Chesapeake                     1550 Crossways Boulevard                            Chesapeake
 41             Branchester Lakes Apartments                  6797 Lake Road                                      Prince George
 44             Shadow Creek Apartments                       2807 Daniel McCall Drive                            Lufkin
 46             Moore Court Apartments                        230-386 Moore Court & 150-295 Glen Street           Grayslake
 47             Chablis Villas                                6592 Steinway Drive                                 Reynoldsburg
 48             Evergreen Office Tower                        9600 South Western Avenue                           Evergreen Park
 49             The Chelsea Apartments                        163 Treasure Way                                    San Antonio
 51             Village of Northampton Apartments             1778 Northampton Road                               Akron
 54             Great Petaluma Mill                           6 North Petaluma Boulevard                          Petaluma
 56             Indian Wells Recreational Vehicle Park        47-340 Jefferson Street                             Indio
 57             Wimbledon Plaza                               11770-11818 Springfield Pike                        Springdale
 59             Cornerstone Plaza Shopping Center             4051 FM 1960 West                                   Houston
 60             St. George Medical Park                       736 South 900 East                                  St. George
 61             Fort Pike Commons                             85 Worth Road                                       Sackets Harbor
 62             Cordova Crossing Shopping Center              5010 & 5020 Bayou Boulevard                         Pensacola
 63             Braves Village                                5411 Dick Pond Road                                 Socastee
 64             Farmbrook Medical Building I                  29829 Telegraph Road                                Southfield
 65             Meridian Center                               16116 Meridian East                                 Puyallup
 67             Regency Apartments                            4350 West Kennedy Boulevard                         Tampa
 68             Woodmont Crescent                             7766 - 7770 Woodmont                                Bethesda
 69             Mountain View Acres Mobile Home Park          3156 Esplanade                                      Chico
 71             Main Street Commons                           3463-A Lawrenceville Suwannee Road                  Suwanee
 72             Market Ridge Apartments                       137-157 25th Street Northwest                       Canton
 73             Newberry Square Apartments                    35240 West Michigan Avenue                          Wayne
 74             312 South State                               300, 302, 312 and 314 South State Street            Ann Arbor
 75             Mirage Villa Apartments                       9895 Florida Boulevard                              Baton Rouge
 77             Adam's Mini Storage                           7910 & 8161 Eastex Freeway                          Beaumont
 79             Holden & Manor Retail Center                  884 Manor Road                                      Staten Island
 80             Hester Business Rentals                       1000 Detroit Avenue                                 Concord
 81             Hunt Creek Commons                            171 - 199 Relco Drive                               Manchester
 82             Huntington Professional Park                  699 South Friendswood Drive                         Friendswood
 83             White Rose Shopping Center                    225 - 299 West Cocoa Beach Causeway                 Cocoa Beach
 84             Takoma Park Plaza                             6501 New Hampshire Avenue                           Takoma Park
 85             Knollwood Park                                100 McElroy Drive                                   Mankato
 86             Sunset Market Plaza & 1300 Lilac Apartments   1371-1397 Sunset Boulevard and 1300 Lilac Terrace   Los Angeles
 87             Dakin Mobile Home Community                   5434 Waynesville Road                               Waynesville
 88             Apple Valley Mobile Home Park                 22325 Highway 18                                    Apple Valley
 89             The Meadows Apartments                        1402-1404 Fannidella Drive                          Carrollton
 90             Sunrise Shopping Center                       19509 N. Sunrise Blvd                               Surprise
 91             1665 Lamont                                   1665 Lamont Street Northwest                        Washington
 92             Crofton Apartments                            15627 Southeast Stark Street                        Portland
 93             1627 Lamont                                   1627 Lamont Street Northwest                        Washington
 94             Mount West Apartments                         1414 West 71st Avenue and 1411 West 72nd Avenue     Philadelphia
 95             Colonial Point Apartments                     7698 Colonial Point Lane                            Gloucester Point
 96             Blue Mountain Village                         1 Blue Mountain Village                             Saylorsburg
 97             InSite Chicago Ashland                        4800 - 4818 South Ashland Avenue                    Chicago
 98             Storage Place of Katy, Texas                  5310 East 5th Street                                Katy
 99             43 New Brunswick Avenue                       43 New Brunswick Avenue                             Woodbridge
100             Village Mobile Home Park                      3956 Agua Fria                                      Santa Fe
101             Wal-mart Supercenter outparcel-Memphis        7539 Winchester Road                                Memphis
102             Occidental Boulevard                          248 South Occidental Boulevard                      Los Angeles
103             Waters Edge Towns Apartments                  500-537 Mill Cove Court                             Fayetteville
104             Schuulyer & Flaherty                          24-32 Schulyer Street and 64 Flaherty Lane          Manchester
105             Fulcher Avenue                                5611 Fulcher Avenue                                 North Hollywood
106             Roselle Park Apartments                       428 Chestnut Street                                 Roselle Park
107             Spaulding Apartments                          15-25 Forrest Drive                                 East Greenbush
108             2112 O Street                                 2112 O Street Northwest                             Washington
109             Notre Dame Ave                                6 & 14 Notre Dame Avenue                            Manchester

                       Mortgage      Net Mortgage                                                  Rem.
               Zip      Rate at        Rate at        Original             Cut-off               Term to          Maturity
 #    State   Code    Cut-Off (1)    Cut-Off (1)       Balance           Balance (1)         Maturity (2) (3)   Date (2) (3)
---   -----   -----   -----------    ------------    -----------   ---   -----------   ---   ----------------   ------------
  1    CA     90048         5.090%         5.0576%   $84,500,000   (8)   $84,500,000   (8)                116      2/11/2014
  2    NY     10003         6.330%         6.2975%   $83,000,000         $82,454,224                      175      1/11/2019
  3    CA     90631         5.280%         5.2475%   $62,550,000         $62,550,000                      119      5/11/2014
  4    NC     28602         4.728%         4.6950%   $62,000,000         $61,780,421                      117       3/5/2014
  5    NY     11735         6.200%         6.1675%   $55,000,000         $54,752,854                      115      1/11/2014
  6    LA     70163         5.690%         5.6575%   $54,000,000         $53,679,644                      114     12/11/2013
  8    IN     46204         6.090%         6.0575%   $23,500,000         $23,391,847                      115      1/11/2014
  9    FL     34134         6.010%         5.9775%   $23,000,000         $22,892,304                      115      1/11/2014
10a    FL     32903         6.020%         5.9875%    $9,600,000          $9,537,212                      113     11/11/2013
10b    NC     28205         6.020%         5.9875%    $7,992,590          $7,940,315                      113     11/11/2013
10c    TX     78418         6.020%         5.9875%    $5,000,000          $4,967,298                      113     11/11/2013
 11    HI     96753         6.670%         6.6375%   $22,000,000         $21,838,326                      114     12/11/2013
 13    MD     21237         5.830%         5.7975%   $19,500,000         $19,405,106                      115      1/11/2014
 14    NM     87121         5.500%         5.4675%    $8,030,000          $8,030,000                      113     11/11/2013
 15    NM     87114         5.500%         5.4675%    $3,400,000          $3,400,000                      113     11/11/2013
 16    NM     87107         5.500%         5.4675%    $3,270,000          $3,270,000                      113     11/11/2013
 17    NM     85345         5.500%         5.4675%    $1,000,000          $1,000,000                      113     11/11/2013
 19    TX     77099         5.800%         5.7675%   $13,812,500         $13,717,785                      113     11/11/2013
 20    SC     29572         5.600%         5.5675%   $13,680,000         $13,610,116                      115      1/11/2014
 22    MO     63146         5.170%         5.1375%   $13,000,000         $13,000,000                       55      1/11/2009
 23    FL     33613         5.510%         5.4775%    $6,875,000          $6,845,791                       80      2/11/2011
 24    FL     33614         5.510%         5.4775%    $6,100,000          $6,074,084                       80      2/11/2011
 25    TX     77339         5.810%         5.7775%   $11,000,000         $10,936,425                       54     12/11/2008
 27    FL     32820         5.800%         5.7675%    $8,550,000          $8,550,000                      114     12/11/2013
 28    TX     76022         6.020%         5.9875%    $8,500,000          $8,453,097                      114     12/11/2013
30a    NC     27409         6.140%         6.1075%    $2,780,800          $2,770,407                      116      2/11/2014
30b    NC     27407         6.140%         6.1075%    $2,196,200          $2,187,992                      116      2/11/2014
30c    NC     27408         6.140%         6.1075%    $1,722,200          $1,715,763                      116      2/11/2014
30d    NC     27407         6.140%         6.1075%    $1,200,800          $1,196,312                      116      2/11/2014
 31    LA     70123         6.350%         6.3175%    $7,900,000          $7,857,838                       56      2/11/2009
 33    TX     76039         6.140%         6.1075%    $7,800,000          $7,758,097                      114     12/11/2013
 36    VA     22901         5.840%         5.8075%    $7,500,000          $7,463,580                      115      1/11/2014
 40    VA     23320         6.720%         6.6875%    $6,600,000          $6,536,203                      115      1/11/2014
 41    VA     23875         5.780%         5.7475%    $6,550,000          $6,511,895                      114     12/11/2013
 44    TX     75901         5.930%         5.8975%    $6,000,000          $5,940,812                       77     11/11/2028
 46    IL     60030         5.300%         5.2675%    $5,750,000          $5,724,528                      116      2/11/2014
 47    OH     43068         5.700%         5.6675%    $5,680,000          $5,640,214                      113     11/11/2013
 48    IL     60606         5.960%         5.9275%    $5,600,000          $5,573,495                      115      1/11/2014
 49    TX     78209         5.040%         5.0075%    $5,600,000          $5,567,896                       79      1/11/2011
 51    OH     44313         5.610%         5.5775%    $5,300,000          $5,268,009                      114     12/11/2013
 54    CA     94952         6.120%         6.0875%    $4,800,000          $4,754,139                      113     11/11/2013
 56    CA     92201         5.290%         5.2575%    $4,300,000          $4,267,185                       53     11/11/2008
 57    OH     45246         6.310%         6.2475%    $4,100,000          $4,078,804                      114     12/11/2013
 59    TX     77068         6.510%         6.4775%    $3,700,000          $3,657,341                      111      9/11/2013
 60    UT     84790         6.070%         6.0375%    $3,700,000          $3,649,639                      176      2/11/2019
 61    NY     13685         6.050%         6.0175%    $3,600,000          $3,573,555                      112     10/11/2013
 62    FL     32503         5.930%         5.8975%    $3,550,000          $3,533,089                      115      1/11/2014
 63    SC     29575         5.720%         5.6875%    $3,500,000          $3,479,311                      116      2/11/2014
 64    MI     48034         6.260%         6.2275%    $3,200,000          $3,183,268                      114     12/11/2013
 65    WA     98375         6.000%         5.9675%    $3,050,000          $3,033,095                      114     12/11/2013
 67    FL     33609         5.550%         5.5175%    $3,000,000          $2,984,513                       55      1/11/2009
 68    MD     20814         5.980%         5.9475%    $3,000,000          $2,980,208                      113     11/11/2013
 69    CA     95973         5.750%         5.7175%    $2,960,000          $2,945,349                      115      1/11/2014
 71    GA     30024         6.120%         6.0875%    $2,787,500          $2,774,754                      115      1/11/2014
 72    OH     44709         5.370%         5.3375%    $2,800,000          $2,774,277                      114     12/11/2013
 73    MI     48184         6.250%         6.2175%    $2,450,000          $2,439,110                      175      1/11/2019
 74    MI     48104         6.500%         6.4375%    $2,400,000          $2,381,823                      114     12/11/2013
 75    LA     70815         6.170%         6.1375%    $2,400,000          $2,380,744                      114     12/11/2013
 77    TX     77708         7.020%         6.9875%    $2,300,000          $2,284,131                      114     12/11/2013
 79    NY     10314         6.330%         6.2975%    $2,100,000          $2,086,191                      115      1/11/2014
 80    CA     94518         6.290%         6.2575%    $2,090,000          $2,070,600                      113     11/11/2013
 81    TN     37355         5.890%         5.8575%    $2,060,000          $2,050,103                      115      1/11/2014
 82    TX     77546         6.030%         5.9975%    $1,925,000          $1,914,401                      114     12/11/2013
 83    FL     32931         6.490%         6.4575%    $1,850,000          $1,835,964                      114     12/11/2013
 84    MD     20783         6.000%         5.9675%    $1,725,000          $1,713,006                      115      1/11/2014
 85    MN     56001         5.980%         5.9475%    $1,600,000          $1,591,092                      114     12/11/2013
 86    CA     90026         6.260%         6.2275%    $1,600,000          $1,589,353                      115      1/11/2014
 87    OH     45068         6.060%         6.0275%    $1,550,000          $1,544,111                      116      2/11/2014
 88    CA     92307         6.040%         6.0075%    $1,550,000          $1,541,485                      114     12/11/2013
 89    TX     75006         5.880%         5.8475%    $1,525,000          $1,509,830                       53     11/11/2008
 90    AZ     85374         5.950%         5.9175%    $1,515,000          $1,506,370                      116      2/11/2014
 91    DC     20010         5.940%         5.9075%    $1,390,000          $1,378,397                       54     12/11/2008
 92    OR     97233         6.040%         6.0075%    $1,350,000          $1,341,310                      114     12/11/2013
 93    DC     20010         5.940%         5.9075%    $1,325,000          $1,313,940                       54     12/11/2008
 94    PA     19126         6.090%         6.0575%    $1,280,000          $1,271,234                      115      1/11/2014
 95    VA     23062         5.900%         5.8675%    $1,250,000          $1,242,917                      114     12/11/2013
 96    PA     18353         5.990%         5.9575%    $1,200,000          $1,195,374                      116      2/11/2014
 97    IL     60609         6.160%         6.1275%    $1,160,000          $1,150,677                      114     12/11/2013
 98    TX     77493         6.390%         6.3575%    $1,050,000          $1,041,892                      114     12/11/2013
 99    NJ     07095         6.340%         6.3075%    $1,000,000            $989,850                      115      1/11/2014
100    NM     87507         6.580%         6.5475%      $975,000            $961,527                      113     11/11/2013
101    TN     38125         6.210%         6.1775%      $962,000            $957,687                      115      1/11/2014
102    CA     90026         6.200%         6.1675%      $815,000            $810,680                      114     12/11/2013
103    NC     28314         6.460%         6.4275%      $800,000            $792,787                      113     11/11/2013
104    NH     03102         6.160%         6.1275%      $775,000            $767,645                      113     11/11/2013
105    CA     91601         6.200%         6.1675%      $705,000            $701,263                      114     12/11/2013
106    NJ     07204         6.700%         6.6675%      $700,000            $693,216                      235      1/11/2024
107    NY     12144         6.280%         6.2475%      $685,000            $680,457                      115      1/11/2014
108    DC     20037         6.100%         6.0675%      $525,000            $521,625                      113     11/11/2013
109    NH     03102         6.080%         6.0475%      $500,000            $496,570                      115      1/11/2014

                    Orig           Rem.                                             Sq. Ft./
                   Amort.         Amort.                                             Rooms/
 #     ARD (4)      Term           Term    Monthly Payment (5)                        Pads
---   ----------   ------   ---   ------   -------------------   ----------------------------------------------
  1      N/A          360   (9)      360              $455,726                                          855,015
  2      N/A          300            295              $551,637                                          341,125
  3      N/A          336            336              $356,846                                          375,627
  4      N/A          360            357              $322,581                                          293,670
  5      N/A          360            355              $336,858                                          447,154
  6      N/A          360            354              $313,074                                          762,131
  8      N/A          360            355              $142,257                                          298,341
  9      N/A          360            355              $138,045                                          307,658
10a      N/A          360            353               $57,680                                              210
10b      N/A          360            353               $48,022                                              454
10c      N/A          360            353               $30,042                                              248
 11      N/A          300            294              $150,891                                              265
 13      N/A          360            355              $114,790                                          117,927
 14      N/A          324            324               $47,629                                              653
 15      N/A          324            324               $20,167                                              180
 16      N/A          324            324               $19,396                                              163
 17      N/A          324            324                $5,931                                               90
 19      N/A          360            353               $81,045                                              400
 20      N/A          360            355               $78,534                                          189,030
 22      N/A          336            336               $73,297                                          151,277
 23      N/A          360            356               $39,079                                              200
 24      N/A          360            356               $34,673                                              200
 25      N/A          360            354               $64,613                                              291
 27      N/A          360            360               $50,167                                           76,737
 28      N/A          360            354               $51,071                                              192
30a      N/A          360            356               $16,923                                           33,370
30b      N/A          360            356               $13,366                                           20,491
30c      N/A          360            356               $10,481                                           14,959
30d      N/A          360            356                $7,308                                           10,400
 31      N/A          300            296               $52,603                                              125
 33      N/A          360            354               $47,469                                              204
 36      N/A          360            355               $44,198                                              162
 40      N/A          240            235               $50,066                                              124
 41      N/A          360            354               $38,349                                              120
 44   11/11/2010      300            293               $38,402                                              138
 46      N/A          360            356               $31,930                                              100
 47      N/A          360            353               $32,967                                              182
 48      N/A          360            355               $33,431                                          119,061
 49      N/A          360            355               $30,199                                               90
 51      N/A          360            354               $30,460                                               95
 54      N/A          300            293               $31,280                                           45,597
 56      N/A          360            353               $23,851                                              305
 57      N/A          360            354               $25,405                                           48,300
 59      N/A          300            291               $25,006                                           49,708
 60      N/A          180            176               $31,363                                           39,929
 61      N/A          360            352               $21,700                                              120
 62      N/A          360            355               $21,125                                           19,611
 63      N/A          300            296               $21,955                                           59,762
 64      N/A          360            354               $19,724                                           33,955
 65      N/A          360            354               $18,286                                           16,800
 67      N/A          360            355               $17,128                                               78
 68      N/A          360            353               $17,948                                           14,674
 69      N/A          360            355               $17,274                                              124
 71      N/A          360            355               $16,928                                           23,906
 72      N/A          300            294               $16,978                                              113
 73      N/A          360            355               $15,085                                               64
 74      N/A          300            294               $16,205                                           13,912
 75      N/A          300            294               $15,714                                              131
 77      N/A          300            294               $16,285                                           68,007
 79      N/A          300            295               $13,957                                           11,270
 80      N/A          300            293               $13,839                                           49,100
 81      N/A          360            355               $12,205                                           20,875
 82      N/A          360            354               $11,579                                           19,116
 83      N/A          300            294               $12,480                                           28,786
 84      N/A          300            295               $11,114                                           16,974
 85      N/A          360            354                $9,572                                              117
 86      N/A          300            295               $10,565    22,755 SF (Retail) and 13 units (Multifamily)
 87      N/A          360            356                $9,353                                               74
 88      N/A          360            354                $9,333                                              101
 89      N/A          300            293                $9,714                                               74
 90      N/A          300            296                $9,715                                            8,765
 91      N/A          300            294                $8,905                                               27
 92      N/A          336            330                $8,338                                               42
 93      N/A          300            294                $8,488                                               21
 94      N/A          300            295                $8,318                                               53
 95      N/A          360            354                $7,414                                               56
 96      N/A          360            356                $7,187                                               47
 97      N/A          300            294                $7,588                                            7,192
 98      N/A          300            294                $7,018                                           46,575
 99      N/A          240            235                $7,362                                           35,000
100      N/A          240            233                $7,315                                               42
101      N/A          360            355                $5,898                                            6,000
102      N/A          360            354                $4,992                                               21
103      N/A          300            293                $5,382                                               30
104      N/A          300            293                $5,069                                               18
105      N/A          360            354                $4,318                                               19
106      N/A          240            235                $5,302                                               25
107      N/A          300            295                $4,531                                               27
108      N/A          360            353                $3,181                                                7
109      N/A          300            295                $3,246                                               10

         Master
      Servicing Fee                                                  Earthquake   Environmental       Fee/         Letter
 #        Rate        Due Date (6)   ARD Loan (4)   Defeasance (7)   Insurance      Insurance       Leasehold     of Credit
---   -------------   ------------   ------------   --------------   ----------   -------------   -------------   ---------
  1          0.0300%             11        No             Yes            Yes            No           Leasehold        N/A
  2          0.0300%             11        No             Yes            N/A            No              Fee           N/A
  3          0.0300%             11        No             Yes            N/A            No              Fee           N/A
  4          0.0300%              5        No             Yes            N/A            No              Fee           N/A
  5          0.0300%             11        No             Yes            N/A            No              Fee           N/A
  6          0.0300%             11        No             Yes            N/A            No              Fee           N/A
  8          0.0300%             11        No             Yes            N/A            No              Fee           N/A
  9          0.0300%             11        No             Yes            N/A            No              Fee           N/A
10a          0.0300%             11        No             Yes            N/A            No              Fee           N/A
10b          0.0300%             11        No             Yes            N/A            No              Fee           N/A
10c          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 11          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 13          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 14          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 15          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 16          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 17          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 19          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 20          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 22          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 23          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 24          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 25          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 27          0.0300%             11        No             Yes            N/A            No              Fee           Yes
 28          0.0300%             11        No             Yes            N/A            No              Fee           N/A
30a          0.0300%             11        No             Yes            N/A            No              Fee           N/A
30b          0.0300%             11        No             Yes            N/A            No              Fee           N/A
30c          0.0300%             11        No             Yes            N/A            No              Fee           N/A
30d          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 31          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 33          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 36          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 40          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 41          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 44          0.0300%             11       Yes             Yes            N/A            No              Fee           N/A
 46          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 47          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 48          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 49          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 51          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 54          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 56          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 57          0.0600%             11        No             Yes            N/A            No              Fee           N/A
 59          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 60          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 61          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 62          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 63          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 64          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 65          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 67          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 68          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 69          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 71          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 72          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 73          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 74          0.0600%             11        No             Yes            N/A            No         Fee/Leasehold      N/A
 75          0.0300%             11        No             Yes            N/A            Yes             Fee           N/A
 77          0.0300%             11        No             Yes            N/A            Yes             Fee           N/A
 79          0.0300%             11        No             Yes            N/A            Yes             Fee           N/A
 80          0.0300%             11        No             Yes            N/A            Yes             Fee           N/A
 81          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 82          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 83          0.0300%             11        No             Yes            N/A            Yes             Fee           N/A
 84          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 85          0.0300%             11        No             Yes            N/A            Yes             Fee           N/A
 86          0.0300%             11        No             Yes            N/A            Yes             Fee           N/A
 87          0.0300%             11        No             Yes            N/A            Yes             Fee           N/A
 88          0.0300%             11        No             Yes            N/A            Yes             Fee           N/A
 89          0.0300%             11        No             Yes            N/A            Yes             Fee           N/A
 90          0.0300%             11        No             Yes            N/A            Yes             Fee           N/A
 91          0.0300%             11        No             Yes            N/A            Yes             Fee           N/A
 92          0.0300%             11        No             Yes            N/A            Yes             Fee           N/A
 93          0.0300%             11        No             Yes            N/A            Yes             Fee           N/A
 94          0.0300%             11        No             Yes            N/A            Yes             Fee           N/A
 95          0.0300%             11        No             Yes            N/A            No              Fee           N/A
 96          0.0300%             11        No             Yes            N/A            Yes             Fee           N/A
 97          0.0300%             11        No             Yes            N/A            Yes             Fee           N/A
 98          0.0300%             11        No             Yes            N/A            Yes             Fee           N/A
 99          0.0300%             11        No             Yes            N/A            Yes             Fee           N/A
100          0.0300%             11        No             Yes            N/A            Yes             Fee           N/A
101          0.0300%             11        No             Yes            N/A            Yes             Fee           N/A
102          0.0300%             11        No             Yes            N/A            Yes             Fee           N/A
103          0.0300%             11        No             Yes            N/A            Yes             Fee           N/A
104          0.0300%             11        No             Yes            N/A            Yes             Fee           N/A
105          0.0300%             11        No             Yes            N/A            Yes             Fee           N/A
106          0.0300%             11        No             Yes            N/A            Yes             Fee           N/A
107          0.0300%             11        No             Yes            N/A            Yes             Fee           N/A
108          0.0300%             11        No             Yes            N/A            Yes             Fee           N/A
109          0.0300%             11        No             Yes            N/A            Yes             Fee           N/A



 #    Loan Group No.
---   --------------
  1                 1
  2                 1
  3                 1
  4                 1
  5                 1
  6                 1
  8                 1
  9                 1
10a                 2
10b                 2
10c                 2
 11                 1
 13                 1
 14                 2
 15                 2
 16                 2
 17                 2
 19                 2
 20                 1
 22                 1
 23                 2
 24                 2
 25                 2
 27                 1
 28                 2
30a                 1
30b                 1
30c                 1
30d                 1
 31                 1
 33                 2
 36                 2
 40                 1
 41                 2
 44                 2
 46                 2
 47                 2
 48                 1
 49                 2
 51                 2
 54                 1
 56                 1
 57                 1
 59                 1
 60                 1
 61                 2
 62                 1
 63                 1
 64                 1
 65                 1
 67                 2
 68                 1
 69                 2
 71                 1
 72                 2
 73                 2
 74                 1
 75                 2
 77                 1
 79                 1
 80                 1
 81                 1
 82                 1
 83                 1
 84                 1
 85                 1
 86                 2
 87                 1
 88                 2
 89                 2
 90                 1
 91                 2
 92                 2
 93                 2
 94                 2
 95                 2
 96                 1
 97                 1
 98                 1
 99                 1
100                 2
101                 1
102                 2
103                 2
104                 2
105                 2
106                 2
107                 2
108                 2
109                 2

A The Underlying Mortgage Loans secured by Tierra West Mobile Home Park, Village Park Mobile Home Park, Aztec Village and Longview Mobile Home Park, are cross-collateralized and cross-defaulted, respectively.

B The Underlying Mortgage Loans secured by Shadow Oaks Apartments and Ralston Place Apartments are cross-collateralized and cross-defaulted, respectively.

(1)   Assumes a Cut-off Date in June 2004.

(2) At maturity with respect to Balloon Loans or at the ARD in the case of ARD Loans. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraisal value.

(3) In the case of the ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the indicated column.

(4)   Anticipated Repayment Date.

(5) For mortgage loans with an initial interest-only period, monthly payment was calculated using the average principal and interest payment that will be due with respect to the mortgage loan during the 12-month period following the initial interest-only period.

(6) For loans with a Due Date of the 11th, the Interest Accrual Period will be from the 12th of the prior calendar month through and including the Due Date of the current month. For loans with a Due Date of the 5th, the Interest Accrual Period will be from t

(7)   "Yes" means that defeasance is permitted notwithstanding the Lockout
      Period.

(8) The Beverly Center Mortgage Loan is secured, on a pari passu basis, with the Beverly Center Pari Passu Companion Loans. The Beverly Center Pari Passu Companion Loans have a total Cut-off Date Principal Balance of $222,000,000 and are not included in the trust fund. Together, the Beverly Center Mortgage Loan and the Beverly Center Pari Passu Companion Loans represent the Beverly Center Senior Loan, which has a Cut-off Date Principal Balance of $306,500,000. In addition, the Beverly Center mortgaged real property also secures, on a subordinate basis, two junior outside-the-trust mortgage loans, the Beverly Center B-Note Companion Loan and the Beverly Center C-Note Companion Loan. The Beverly Center B-Note Companion Loan and the Beverly Center C-Note Companion Loan have Cut-off Date Principal Balances of $20,000,000 and $21,000,000, respectively.

(9) Represents the original amortization term for the Beverly Center Total Loan, with an original principal balance of $347,500,000, a monthly payment of $1,925,047 and a current weighted average mortgage interest rate of 5.2785%.

                                                                    SCHEDULE III

                   MORTGAGE LOANS CONSTITUTING MORTGAGE GROUPS

1.    Tierra West Mobile Home Park
      Village Park Mobile Home Park
      Aztec Village
      Longview Mobile Home Park

2.    Shadow Oaks Apartments
      Ralston Place Apartments

                                                                     SCHEDULE IV

                         MORTGAGE LOANS WITH LOST NOTES

                                      None

                                                                      SCHEDULE V

                             EXCEPTIONS TO SELLER'S
                         REPRESENTATIONS AND WARRANTIES

               Reference is made to the Representations and Warranties set forth in Exhibit A attached hereto corresponding to the paragraph numbers set forth below:

Exceptions to paragraph (x)

Maui Coast Hotel:

A UCC Financing Statement has been filed and/or recorded (or sent for filing and recording) with respect to a limited amount of equipment used in the operation of the hotel. However, because the related borrower leases such equipment rather than outright ownership of such equipment, the mortgage and related security documents do not provide the lender a security interest or lien on the equipment itself (but, rather, only on the related borrower's leasehold interest therein). Such equipment leases are subject to the following limitations: (i) a maximum aggregate obligation (together with other trade and operational debt) of 4% of the outstanding balance of the loan, and (ii) in any case, such equipment leases shall not, in the aggregate, constitute an obligation in excess of $250,000.

Exception to paragraph (xiii)

Beverly Center:

The same mortgage secures additional "A Notes" which are pari passu with the "A Notes" in the mortgage pool as well as one "B Notes" and one "C Note".

Chablis Villas and Stancliff Park Apartments:

With respect to each Mortgaged Property, the related mortgage secures both the "A Loan" which is the Mortgage Loan and a "B Note" consistent with the CBA-Mezzanine Capital Finance, LLC program.

Exceptions to paragraph (xxviii) Beverly Center:

A controlling interest in the related borrower may be directly or indirectly transferred or sold without the lender's consent provided that certain stipulated conditions including qualifications of, or specified parameters for, the proposed transferee are satisfied or the permitted qualified transferee is identified in the mortgage documents, and, in some instances, certain rating agency and legal opinion requirements.

Exception to paragraph (xxxi)(E)

Beverly Center:

Notice must be given to lessor prior to the assignment of the ground lease to lender. Lessee may assign without consent (i) to certain entities controlled by
E. Phillip Lyon or Sheldon M. Gordon or (ii) to any other person or entity provided it has a net worth of not less than $15,000,000 and either substantial commercial property management experience or agrees to contract for qualified management property services for at least five years. All other assignments are subject to lessor's consent, not to be unreasonably withheld (it being agreed that lessor shall not be deemed to have unreasonably withheld its consent if the net worth of the assignee is less than two times the sum of the rent for the last full calendar year plus the real estate taxes for such calendar year). Notwithstanding the foregoing, in the event of a foreclosure by the leasehold mortgagee, the leasehold mortgagee shall have the right to assign the ground lease without lessor's consent.

Exception to paragraph (xxxi)(K)

312 South State:

Upon total loss, the related borrower must restore the premises.

Exception to paragraph (xxxi) (J) and (K) Beverly Center:

If the ground lease is terminated the lessor and lessee divide such proceeds based upon the termination date of the ground lease.

Exception to paragraph (xxxi)(L)

Beverly Center:

While the ground lease provides for such new ground lease upon termination of the ground lease, it does not expressly state that this includes rejection of the ground lease in a bankruptcy proceeding.

Exception to paragraph (xxxiii):

Beverly Center:

The same mortgage secures additional "A Notes" which are pari passu with the "A Notes" in the mortgage pool as well as one "B Notes" and one "C Note". Certain of the "A Notes" and the "B Note" and "C Note" is not being transferred to the Depositor.

Chablis Villas and Stancliff Park Apartments:

The "B Note" for each of the related Mortgage Loans (or "A Loans") is not being transferred to the Depositor.

Exception to paragraph (xl)

Evergreen Office Tower:

The Mortgaged Property is not taxed as one separate tax parcel. An application has been filed and if the petition is not finalized and approved by the time for making payment of 2004 taxes, the lender shall escrow an amount sufficient to cover the entire tax parcel of which the Mortgaged Property is currently just a part.

Exception to paragraph (xliv)

St. George Medical Park:

$2,000,000 outstanding personal injury claim. The related borrower's insurance company at the time of the incident is handling the claim and has agreed to indemnify the borrower up its policy limit of $1,000,000. Accordingly, the lender has required that Rulon B. Cox Land and Investments, LC (an entity with assets) indemnify the lender from any losses sustained as a result of the lawsuit and maintain a net worth of at least $5,000,000 until the lawsuit is dismissed.

Exception to paragraph (lv) 230 Park Avenue South:

The borrower is not liable to the lender for any losses incurred by the lender due to the misapplication or misappropriation of rents. Also, the borrower is only liable to the lender for any losses incurred by the lender due to physical waste to the Mortgaged Property in violation of the loan documents arising from the intentional misconduct of the borrower or any guarantor.

Exception to paragraph (lv) Beverly Center:

The borrower (a) is only liable to the lender with respect to the misapplication or misappropriation of rents following an event of default (as defined in the loan documents) if the rents are not applied by the related borrower to monthly payment, operating expenses or reserve funds, provided the borrower has received written notice, and (b) the borrower is not liable for any willful act of material waste.

Exception to paragraph (lvi)

Generally, in the case of all mortgage loans, the related loan documents may not provide that any cash flow from the related Mortgaged Property that is applied to amortize such mortgage loan following its anticipated repayment date shall, to the extent such net cash flow is in excess of the monthly payment payable therefrom be net of budgeted and discretionary (servicer approved) capital expenditures.

                                                                       EXHIBIT A

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                          REGARDING THE MORTGAGE LOANS

            (i) Immediately prior to the sale, transfer and assignment to the Depositor, no Note or Mortgage was subject to any assignment (other than assignments which show a complete chain of assignment to the Seller), participation or pledge, and the Seller had good and marketable title to, and was the sole owner of, the related Mortgage Loan;

            (ii) RESERVED.

            (iii) The Seller has full right and authority to sell, assign and transfer such Mortgage Loan and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan;

            (iv) The Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

            (v) As of origination, to Seller's knowledge, based on the related Borrower's representations and covenants in the related Mortgage Loan Documents, the Borrower, lessee and/or operator was in possession of all licenses, permits, and authorizations then required for use of the Mortgaged Property which were valid and in full force and effect as of the origination date;

            (vi) Each related Note, Mortgage, Assignment of Leases (if any) and other agreement executed by or for the benefit of the related Borrower, any guarantor or their successors or assigns in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and there is no valid offset, defense, counterclaim, or right of rescission available to the related Borrower with respect to such Note, Mortgage, Assignment of Leases and other agreements, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (vii) Each related Assignment of Leases creates a valid first priority collateral assignment of, or a valid first priority lien or security interest in, certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); no person other than the related Borrower owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender's interest therein;

            (viii) Each related assignment of Mortgage from the Seller to the Depositor and related assignment of the Assignment of Leases, if any, or assignment of any other agreement executed by or for the benefit of the related Borrower, any guarantor or their successors or assigns in connection with such Mortgage Loan from the Seller to the Depositor constitutes the legal, valid and binding assignment from the Seller to the Depositor, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (ix) Since origination (A) except as set forth in the related mortgage file, such Mortgage Loan has not been modified, altered, satisfied, canceled, subordinated or rescinded and (B) each related Mortgaged Property has not been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage;

            (x) Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property (subject to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and such Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as described below). A UCC Financing Statement has been filed and/or recorded (or sent for filing or recording) in all places necessary to perfect a valid security interest in the personal property necessary to operate the Mortgaged Property; any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (xi) The Seller has not taken any action that would cause the representations and warranties made by the related Borrower in the related Mortgage Loan Documents not to be true;

            (xii) The Seller has no knowledge that the material representations and warranties made by the related Borrower in the related Mortgage Loan Documents are not true in any material respect;

            (xiii) The lien of each related Mortgage is a first priority lien on the fee and/or leasehold interest of the related Borrower in the principal amount of such Mortgage Loan or allocated loan amount of the portions of the Mortgaged Property covered thereby (as set forth in the related Mortgage) after all advances of principal and is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Seller and its successors and assigns as to such lien, subject only to (A) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property and (C) the exceptions (general and specific) and exclusions set forth in such policy, none of which, individually or in the aggregate, materially interferes with the current general use of the Mortgaged Property or materially interferes with the security intended to be provided by such Mortgage or with the related Borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property (items
(A), (B) and (C) collectively, "Permitted Encumbrances"); the premium for such policy was paid in full; such policy (or if it is yet to be issued, the coverage to be afforded thereby) is issued by a title insurance company licensed to issue policies in the state in which the related Mortgaged Property is located (unless such state is Iowa) and is assignable (with the related Mortgage Loan) to the Depositor and the Trustee without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by this Agreement; no claims have been made under such policy and the Seller has not undertaken any action or omitted to take any action, and has no knowledge of any such act or omission, which would impair or diminish the coverage of such policy;

            (xiv) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and no future advances have been made which are not reflected in the related mortgage file;

            (xv) Except as set forth in a property inspection report or engineering report prepared in connection with the origination of the Mortgage Loan, as of the later of the date of origination of such Mortgage Loan or the most recent inspection of the related Mortgaged Property by the Seller, as applicable, and to the knowledge of Seller as of the date hereof, each related Mortgaged Property is free of any material damage that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan (normal wear and tear excepted) or reserves have been established to cover the costs to remediate such damage and, as of the closing date for each Mortgage Loan and, to the Seller's knowledge, as of the date hereof, there is no proceeding pending for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or value of the Mortgaged Property;

            (xvi) The Seller has inspected or caused to be inspected each related Mortgaged Property within the past twelve months, or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within three months of origination of the Mortgage Loan;

            (xvii) No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature other than the ARD Loans which may have negative amortization from and after the Anticipated Repayment Date;

            (xviii) Each Mortgage Loan is a whole loan and contains no equity participation by Seller;

            (xix) The Mortgage Rate (exclusive of any default interest, late charges, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury. Except to the extent any noncompliance did not materially and adversely affect the value of the related Mortgaged Property, the security provided by the Mortgage or the related Borrower's operations at the related Mortgaged Property, any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan;

            (xx) Neither the Seller nor to the Seller's knowledge, any originator, committed any fraudulent acts during the origination process of any Mortgage Loan, and no other person has been granted or conveyed the right to service the Mortgage Loans or receive any consideration in connection therewith, except as provided in the Pooling and Servicing Agreement or any permitted subservicing agreements;

            (xxi) All taxes and governmental assessments that became due and owing prior to the date hereof with respect to each related Mortgaged Property and that are or may become a lien of priority equal to or higher than the lien of the related Mortgage have been paid or an escrow of funds has been established and such escrow (including all escrow payments required to be made prior to the delinquency of such taxes and assessments) is sufficient to cover the payment of such taxes and assessments;

            (xxii) All escrow deposits and payments required pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its agent and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith and all such escrows and deposits are being conveyed by the Seller to the Depositor and identified as such with appropriate detail;

            (xxiii) Each related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of the Pooling and Servicing Agreement, in an amount not less than the lesser of the principal amount of the related Mortgage Loan and the replacement cost (with no deduction for physical depreciation) and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the related Mortgaged Property; each related Mortgaged Property is also covered by business interruption or rental loss insurance which covers a period of not less than 12 months and comprehensive general liability insurance in amounts generally required by prudent commercial mortgage lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received by the Seller; such insurance names the lender under the Mortgage Loan and its successors and assigns as a named or additional insured; each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower's failure to do so, authorizes the lender to maintain such insurance at the Borrower's cost and expense and to seek reimbursement therefor from such Borrower;

            (xxiv) There is no monetary default, breach, violation or event of acceleration existing under the related Mortgage Loan; and, to the Seller's knowledge, there is no (A) non-monetary default, breach, violation or event of acceleration existing under the related Mortgage Loan or (B) event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (A) or (B) materially and adversely affects the use or value of the Mortgage Loan or the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation or warranty made by the Seller in any of the other paragraphs of this Exhibit A; and provided, further that a breach by the Borrower of any representation or warranty contained in any Mortgage Loan Document shall not constitute a non-monetary default, breach, violation or event of acceleration for purposes of this representation and warranty if the subject matter of such representation or warranty contained in any Mortgage Loan Document is also covered by any other representation or warranty made by the Seller in this Exhibit A-1;

            (xxv) No Mortgage Loan has been more than 30 days delinquent in making required payments since origination and as of the Cut-off Date no Mortgage Loan is 30 or more days delinquent in making required payments;

            (xxvi) (A) Each related Mortgage contains provisions so as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure or, subject to applicable state law requirements, appointment of a receiver, and (B) there is no exemption available to the Borrower which would interfere with such right to foreclose, except, in the case of either (A) or (B) as the enforcement of the Mortgage may be limited by bankruptcy, insolvency, reorganization, moratorium, redemption or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). To the Seller's knowledge, no Borrower is a debtor in a state or federal bankruptcy or insolvency proceeding;

            (xxvii) At origination, each Borrower represented and warranted in all material respects that to its knowledge, except as set forth in certain environmental reports and, except as commonly used in the operation and maintenance of properties of similar kind and nature to the Mortgaged Property, in accordance with prudent management practices and applicable law, and in a manner that does not result in any contamination of the Mortgaged Property, it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials or other environmental laws; the related Borrower or an affiliate thereof agreed to indemnify, defend and hold the mortgagee and its successors and assigns harmless from and against losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorneys' fees and costs) paid, incurred or suffered by, or asserted against, any such party resulting from a breach of the foregoing representations, warranties or covenants given by the Borrower in connection with such Mortgage Loan. A Phase I environmental report and, with respect to certain Mortgage Loans, a Phase II environmental report, was conducted by a reputable environmental consulting firm in connection with such Mortgage Loan, which report did not indicate any material non-compliance with applicable environmental laws or material existence of hazardous materials or, if any material non-compliance or material existence of hazardous materials was indicated in any such report, then at least one of the following statements is true: (A) funds reasonably estimated to be sufficient to cover the cost to cure any material non-compliance with applicable environmental laws or material existence of hazardous materials have been escrowed by the related Borrower and held by the related mortgagee; (B) an operations or maintenance plan has been required to be obtained by the related Borrower; (C) the environmental condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof; (D) a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as "closed"); (E) such conditions or circumstances identified in the Phase I environmental report were investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation; (F) a party with financial resources reasonably estimated to be adequate to cure the condition or circumstance provided a guaranty or indemnity to the related Borrower to cover the costs of any required investigation, testing, monitoring or remediation; (G) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than two percent (2%) of the outstanding principal balance of the related Mortgage Loan; or (H) a lender's environmental insurance policy was obtained and is a part of the related mortgage file. Notwithstanding the preceding sentence, with respect to certain Mortgage Loans with an original principal balance of less than $3,000,000, no environmental report may have been obtained, but (in such cases where a Phase I environmental report was not obtained) a lender's secured creditor impairment environmental insurance policy was obtained with respect to each such Mortgage Loan and is a part of the related mortgage file. Each of such environmental insurance policies is in full force and effect, the premiums for such policies have been paid in full and the Trustee is named as an insured under each of such policies. To the best of the Seller's knowledge, in reliance on such environmental reports and except as set forth in such environmental reports, each Mortgaged Property is in material compliance with all applicable federal, state and local environmental laws, and to the best of the Seller's knowledge, no notice of violation of such laws has been issued by any governmental agency or authority, except, in all cases, as indicated in such environmental reports or other documents previously provided to the Rating Agencies; and the Seller has not taken any action which would cause the Mortgaged Property to not be in compliance with all federal, state and local environmental laws pertaining to environmental hazards;

            (xxviii) (1) Each Mortgage Loan contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (and the Mortgage requires the mortgagor to pay all fees and expenses associated with obtaining such consent), the related Mortgaged Property is directly or indirectly transferred or sold, and (2) except with respect to transfers of certain interests in the related Borrower to persons already holding interests in the Borrower, their family members, affiliated companies and other estate planning related transfers that satisfy certain criteria specified in the related Mortgage (which criteria is consistent with the practices of prudent commercial mortgage lenders), each Mortgage Loan with a Stated Principal Balance of over $20,000,000 also contains the provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage, (and the Mortgage requires the mortgagor to pay all fees and expenses associated with obtaining such consent) a majority interest in the related Borrower is directly or indirectly transferred or sold;

            (xxix) All improvements included in the related appraisal are within the boundaries of the related Mortgaged Property, except for encroachments onto adjoining parcels for which the Seller has obtained title insurance against losses arising therefrom or that do not materially and adversely affect the use or value of such Mortgaged Property. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value of such Mortgaged Property, the security provided by the Mortgage or the related Borrower's operations at the Mortgaged Property;

            (xxx) The information pertaining to the Mortgage Loans which is set forth in the mortgage loan schedule attached as an exhibit to this Agreement is complete and accurate in all material respects as of the dates of the information set forth therein (or, if not set forth therein, as of the Cut-Off
Date);

            (xxxi) With respect to any Mortgage Loan where all or a material portion of the estate of the related Borrower therein is a leasehold estate, and the related Mortgage does not also encumber the related lessor's fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel received from the ground lessor, the Seller represents and warrants that:

            (A) The ground lease or a memorandum regarding such ground lease has been duly recorded. The ground lease permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Seller's best knowledge, there has been no material change in the terms of the ground lease since its recordation, except by any written instruments which are included in the related mortgage file;

            (B) The lessor under such ground lease has agreed in a writing included in the related mortgage file that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

            (C) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the lender) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan;

            (D) Based on the title insurance policy (or binding commitment therefor) obtained by the Seller, the ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject to Permitted Encumbrances and liens that encumber the ground lessor's fee interest;

            (E) The ground lease is assignable to the lender under the ground lease and its assigns without the consent of the lessor thereunder;

            (F) As of the Closing Date, the ground lease is in full force and effect, and the Seller has no actual knowledge that any default beyond applicable notice and grace periods has occurred or that there is any existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of the ground lease;

            (G) The ground lease or an ancillary agreement between the lessor and the lessee, which is part of the Mortgage File, requires the lessor to give notice of any default by the lessee to the lender;

            (H) A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings, or to take other action so long as the lender is proceeding diligently) to cure any default under the ground lease which is curable after the receipt of notice of any default, before the lessor may terminate the ground lease. All rights of the lender under the ground lease and the related Mortgage (insofar as it relates to the ground lease) may be exercised by or on behalf of the lender;

            (I) The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by an institutional investor. The lessor is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the Mortgaged Property subject to the ground lease for any reason, or in any manner, which would adversely affect the security provided by the related Mortgage;

            (J) Under the terms of the ground lease and the related Mortgage, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest, except that in the case of condemnation awards, the ground lessor may be entitled to a portion of such award;

            (K) Under the terms of the ground lease and the related Mortgage, any related insurance proceeds, or condemnation award in respect of a total or substantially total loss or taking of the related Mortgaged Property will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except as provided by applicable law or in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage
      Loan). Until the principal balance and accrued interest are paid in full, neither the lessee nor the lessor under the ground lease will have an option to terminate or modify the ground lease without the prior written consent of the lender as a result of any casualty or partial condemnation, except to provide for an abatement of the rent; and

            (L) Provided that the lender cures any defaults which are susceptible to being cured, the lessor has agreed to enter into a new lease upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding;

            (xxxii) With respect to any Mortgage Loan where all or a material portion of the estate of the related Borrower therein is a leasehold estate, but the related Mortgage also encumbers the related lessor's fee interest in such Mortgaged Property: (A) such lien on the related fee interest is evidenced by the related Mortgage, (B) such Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or encumbrance upon such fee interest, (C) upon the occurrence of a default under the terms of such Mortgage by the related Borrower, any right of the related lessor to receive notice of, and to cure, such default granted to such lessor under any agreement binding upon the Seller would not be considered commercially unreasonable in any material respect by prudent commercial mortgage lenders, (D) the related lessor has agreed in a writing included in the related mortgage file that the related ground lease may not be amended or modified without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns, and (E) the related ground lease is in full force and effect, and the Seller has no actual knowledge that any default beyond applicable notice and grace periods has occurred or that there is any existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease;

            (xxxiii) With respect to Mortgage Loans that are cross-collateralized or cross-defaulted, all other loans that are cross-collateralized or cross-defaulted with such Mortgage Loans are being transferred to the Depositor hereunder;

            (xxxiv) Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof;

            (xxxv) (A) The Mortgage Loan is directly secured by a Mortgage on a commercial property or multifamily residential property, and (B) the fair market value of such real property, as evidenced by an appraisal satisfying the requirements of FIRREA conducted within 12 months of the origination of the Mortgage Loan, was at least equal to 80% of the principal amount of the Mortgage Loan (1) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (2) at the date hereof; provided that the fair market value of the real property must first be reduced by (X) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (Y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (1) and (2) shall be made on an aggregated basis);

            (xxxvi) There are no subordinate mortgages encumbering the related Mortgaged Property, nor are there any preferred equity interests held by the Seller or any mezzanine debt related to such Mortgaged Property, except as set forth in the Prospectus Supplement, this Exhibit A or in the Exception Report to this Agreement;

            (xxxvii) The Mortgage Loan Documents executed in connection with each Mortgage Loan having an original principal balance in excess of $4,000,000 require that the related Borrower be a single-purpose entity (for this purpose, "single-purpose entity" shall mean an entity, other than an individual, having organizational documents which provide substantially to the effect that it is formed or organized solely for the purpose of owning and operating one or more Mortgaged Properties, is prohibited from engaging in any business unrelated to such property and the related Mortgage Loan, does not have any assets other than those related to its interest in the related Mortgaged Property or its financing, or any indebtedness other than as permitted under the related Mortgage Loan);

            (xxxviii) Each Mortgage Loan prohibits the related Borrower from mortgaging or otherwise encumbering the Mortgaged Property without the prior written consent of the mortgagee or the satisfaction of debt service coverage or similar criteria specified therein and, except in connection with trade debt and equipment financings in the ordinary course of Borrower's business, from carrying any additional indebtedness, except, in each case, liens contested in accordance with the terms of the Mortgage Loans or, with respect to each Mortgage Loan having an original principal balance of less than $4,000,000, any unsecured debt;

            (xxxix) Each Borrower covenants in the Mortgage Loan Documents that it shall remain in material compliance with all material licenses, permits and other legal requirements necessary and required to conduct its business;

            (xl) Each Mortgaged Property (A) is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress, (B) is served by public utilities and services generally available in the surrounding community or otherwise appropriate for the use in which the Mortgaged Property is currently being utilized, and (C) constitutes one or more separate tax parcels or is covered by an endorsement with respect to the matters described in (A), (B) or (C) under the related title insurance policy (or the binding commitment therefor);

            (xli) Based solely on a flood zone certification or a survey of the related Mortgaged Property, if any portion of the improvements on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency or the Secretary of Housing and Urban Development as having special flood hazards categorized as Zone "A" or Zone "V" and flood insurance is available, the terms of the Mortgage Loan require the Borrower to maintain flood insurance, or at such Borrower's failure to do so, authorizes the Lender to maintain such insurance at the cost and expense of the Borrower;

            (xlii) To the knowledge of the Seller, with respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with applicable law or may be substituted in accordance with applicable law by the related mortgagee, and except in connection with a trustee's sale after a default by the related Borrower, no fees are payable to such trustee;

            (xliii) RESERVED.

            (xliv) Except as disclosed in the Exception Report to this Agreement, to the knowledge of the Seller as of the date hereof, there was no pending action, suit or proceeding, arbitration or governmental investigation against any Borrower or Mortgaged Property, an adverse outcome of which would materially and adversely affect such Borrower's ability to perform under the related Mortgage Loan;

            (xlv) No advance of funds has been made by the Seller to the related Borrower (other than mezzanine debt and the acquisition of preferred equity interests by the preferred equity interest holder, as disclosed in the Prospectus Supplement), and no funds have, to the Seller's knowledge, been received from any person other than, or on behalf of, the related Borrower, for, or on account of, payments due on the Mortgage Loan;

            (xlvi) To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Note, each holder of the Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized did not materially and adversely affect the enforceability of such Mortgage Loan;

            (xlvii) All collateral for the Mortgage Loans is being transferred as part of the Mortgage Loans;

            (xlviii) Except as disclosed in the Exception Report to this Agreement or the Prospectus Supplement with respect to the Crossed Mortgage Loans and Mortgage Loans secured by multiple Mortgaged Properties, no Mortgage Loan requires the lender to release any portion of the Mortgaged Property from the lien of the related Mortgage except upon (A) payment in full or defeasance of the related Mortgage Loan, (B) the satisfaction of certain legal and underwriting requirements that would be customary for prudent commercial mortgage lenders, (C) releases of unimproved out-parcels or (D) releases of portions of the Mortgaged Property which will not have a material adverse effect on the use or value of the collateral for the related Mortgage Loan;

            (xlix) Except as provided in paragraphs (xxxi)(J) and (K) above, any insurance proceeds in respect of a casualty loss or taking will be applied either to (A) the repair or restoration of all or part of the related Mortgaged Property, with, in the case of all casualty losses or takings in excess of a specified amount or percentage that a prudent commercial lender would deem satisfactory and acceptable, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses (except in any case where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender) or (B) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon;

            (l) Each Form UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each Form UCC-2 or UCC-3 assignment, if any, of such financing statement to the Seller was, and each Form UCC-3 assignment, if any, of such financing statement in blank which the Trustee or its designee is authorized to complete (but for the insertion of the name of the assignee and any related filing information which is not yet available to the Seller) is, in suitable form for filing in the filing office in which such financing statement was filed;

            (li) To the Seller's knowledge, (A) each commercial lease covering more than 10% (20% in the case of any Mortgage Loan having an original principal balance less than $2,500,000) of the net leaseable area of the related Mortgaged Property is in full force and effect and (B) there exists no default under any such commercial lease either by the lessee thereunder or by the related Borrower that could give rise to the termination of such lease;

            (lii) Based upon an opinion of counsel and/or other due diligence considered reasonable by prudent commercial mortgage lenders, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property. With respect to any Mortgage Loan with a Stated Principal Balance as of the Closing Date of over $10,000,000, if the related Mortgaged Property does not so comply, to the extent the Seller is aware of such non-compliance, it has required the related Borrower to obtain law and ordinance insurance coverage in amounts customarily required by prudent commercial mortgage lenders;

            (liii) Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulation Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage or any substantially similar successor provision) and all Prepayment Premiums and Yield Maintenance Charges constitute "customary prepayment penalties" within the meaning of Treasury Regulation Section 1.860G-1(b)(2);

            (liv) With respect to any Mortgage Loan that pursuant to the Mortgage Loan Documents can be defeased, (A) the Mortgage Loan cannot be defeased within two years after the Closing Date, (B) the Borrower can pledge only "government securities" (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) in an amount sufficient to make all scheduled payments under the Mortgage Loan when due, (C) the Borrower is required to provide independent certified public accountant's certification that the collateral is sufficient to make such payments, (D) the loan may be required to be assumed by a single-purpose entity designated by the holder of the Mortgage Loan, (E) the Borrower is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest, (F) the Borrower is required to pay all Rating Agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant's fees and opinions of counsel, (G) with respect to any Significant Trust Mortgage Loan (as defined in the Pooling and Servicing Agreement), the Borrower is required to provide an opinion of counsel that such defeasance will not cause any REMIC created under the Pooling and Servicing Agreement to fail to qualify as a REMIC for federal or applicable state tax purposes and (H) with respect to any Significant Trust Mortgage Loan (as defined in the Pooling and Servicing Agreement), the Borrower must obtain Rating Agency confirmation from each Rating Agency that the defeasance would not result in such Rating Agency's withdrawal, downgrade or qualification of the then current rating of any class of Certificate rated by such Rating Agency;

            (lv) The Mortgage Loan Documents for each Mortgage Loan provide that the related Borrower thereunder shall be liable to the Seller for any losses incurred by the Seller due to (A) the misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (B) any willful act of material waste, (C) any breach of the environmental covenants contained in the related Mortgage Loan Documents, and (D) fraud by the related Borrower; provided that, with respect to clause (C) of this sentence, an indemnification against losses related to such violations or environmental insurance shall satisfy such requirement;

            (lvi) If such Mortgage Loan is an ARD Loan, it commenced amortizing on its initial scheduled Due Date and provides that: (A) its Mortgage Rate will increase by no more than two percentage points in connection with the passage of its Anticipated Repayment Date and so long as the Mortgage Loan is an asset of the Trust Fund; (B) its Anticipated Repayment Date is not less than seven years following the origination of such Mortgage Loan; (C) no later than the related Anticipated Repayment Date, if it has not previously done so, the related Borrower is required to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the Master Servicer; and (D) any cash flow from the related Mortgaged Property that is applied to amortize such Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the Monthly Payment payable therefrom, be net of budgeted and discretionary (servicer approved) capital expenditures;

            (lvii) Except as disclosed in the Prospectus Supplement, no Mortgage Loan, and no group of Mortgage Loans made to the same Borrower and to Borrowers that are affiliates, accounted for more than 5.0% of the aggregate of the Stated Principal Balances of all of the Mortgage Loans and all the mortgage loans sold to the Depositor by KeyBank National Association ("KeyBank") pursuant to that certain Mortgage Loan Purchase Agreement dated as of June 1, 2004 between the Depositor and KeyBank; and

            (lviii) The Seller has delivered to the Trustee or a custodian appointed thereby, with respect to each Mortgage Loan, in accordance with
Section 3 of this Agreement, a complete Mortgage File.

                                                                       EXHIBIT B

                             AFFIDAVIT OF LOST NOTE

STATE OF NEW YORK            )
                             )  ss.:
COUNTY OF NEW YORK           )

            _________________________________, being duly sworn, deposes and says:

            1. that he is an authorized signatory of Column Financial, Inc. ("Column");

            2. that Column is the owner and holder of a mortgage loan in the original principal amount of $__________________ secured by a mortgage (the "Mortgage") on the premises known as ___________________________ located in _________________ ;

            3. (a) that Column, after having conducted a diligent investigation of its records and files, has been unable to locate the following original note and believes that said original note has been lost, misfiled, misplaced or destroyed due to a clerical error:

            a note in the original sum of $_____________ made by ____________ , to Column Financial, Inc., under date of ______________ (the "Note");

            4. that the Note is now owned and held by Column;

            5. that the Note has not been paid off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of and that the original Note has been either lost, misfiled, misplaced or destroyed;

            6. that no other person, firm, corporation or other entity has any right, title, interest or claim in the Note except Column; and

            7. upon assignment of the Note by Column to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") and subsequent assignment by the Depositor to the trustee for the benefit of the holders of the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2004-C2 (the "Trustee") (which assignment may, at the discretion of the Depositor, be made directly by Column to the Trustee) Column covenants and agrees (a) promptly to deliver to the Trustee the original Note if it is subsequently found, and (b) to indemnify and hold harmless the Trustee and its successors and assigns from and against any and all costs, expenses and monetary losses arising as a result of Column's failure to deliver said original Note to the Trustee.


                                               COLUMN FINANCIAL, INC.


                                               By: _____________________________
                                                   Name:
                                                   Title:

Sworn to before me
this ________ day of [           ], 2004